Exhibit 2.1
Execution Copy

AGREEMENT AND PLAN OF MERGER
DATED AS OF JUNE 28, 2009
BY AND AMONG
ENTERPRISE PRODUCTS PARTNERS L.P.,
ENTERPRISE PRODUCTS GP, LLC,
ENTERPRISE SUB B LLC,
TEPPCO PARTNERS, L.P.
AND
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

TABLE OF CONTENTS

ARTICLE 1 CERTAIN DEFINITIONS	1

ARTICLE 2 THE MERGER	11

2.1 The Merger	11
2.2 Effective Time of the Merger	11
2.3 Effects of the Merger	11
2.4 Closing	12
2.5 Partnership Agreement	12

ARTICLE 3 CONVERSION OF SECURITIES	12

3.1 Effect of the Merger on Equity Securities	12
3.2 Treatment of Options and Equity Awards	14
3.3 Exchange Fund	16
3.4 Exchange Procedures	17
3.5 Distributions with Respect to Unexchanged TEPPCO Units	17
3.6 No Further Ownership Rights in TEPPCO Units	17
3.7 No Fractional Enterprise Units	18
3.8 Termination of Exchange Fund	18
3.9 No Liability	18
3.10 Investment of the Exchange Fund	18
3.11 Unregistered Certificates	18
3.12 Lost Certificates	19
3.13 Withholding Rights	19
3.14 Further Assurances	19
3.15 Unit Transfer Books	19

ARTICLE 4 REPRESENTATIONS AND WARRANTIES	19

4.1 Representations and Warranties of TEPPCO and TEPPCO GP	19
4.2 Representations and Warranties of the Enterprise Entities	33

ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS	45

5.1 Covenants of TEPPCO Entities	45
5.2 Covenants of Enterprise Entities	49
5.3 Governmental Filings	50
5.4 Control of Other Party’s Business	50

ARTICLE 6 ADDITIONAL AGREEMENTS	50

6.1 Preparation of Proxy Statement/Prospectus; Unitholders Meeting	50
6.2 Access to Information	53
6.3 Reasonable Best Efforts	53
6.4 Acquisition Proposals	55
6.5 Fees and Expenses	56
6.6 Directors’ and Officers’ Indemnification and Insurance	56
6.7 TEPPCO Unit Plans	57

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6.8 Public Announcements	58
6.9 Listing of Enterprise Units	58
6.10 Distributions	58
6.11 Section 16 Matters	58
6.12 Accountants’ Letter	59
6.13 Tax Matters	59

ARTICLE 7 CONDITIONS PRECEDENT	59

7.1 Conditions to Each Party’s Obligation to Effect the Merger	59
7.2 Additional Conditions to Obligations of the Enterprise Entities	60
7.3 Additional Conditions to Obligations of the TEPPCO Entities	61

ARTICLE 8 TERMINATION AND AMENDMENT	62

8.1 Termination	62
8.2 Effect of Termination	63
8.3 Amendment	63
8.4 Extension; Waiver	63

ARTICLE 9 GENERAL PROVISIONS	64

9.1 Non-Survival of Representations, Warranties and Agreements	64
9.2 Notices	64
9.3 Interpretation	65
9.4 Counterparts	65
9.5 Entire Agreement; No Third Party Beneficiaries	65
9.6 Governing Law	66
9.7 Severability	66
9.8 Assignment	66
9.9 Submission to Jurisdiction; Waivers	66
9.10 Waiver of Jury Trial	67
9.11 Enforcement	67
9.12 No Waiver Relating to Claims for Fraud/Willful Misconduct	67
9.13 General Limitation of Damages	67
EXHIBIT A — Form of Support Agreement
EXHIBIT B — Form of Amendment No. 4 to Fifth Amended and Restated Agreement of Limited Partnership of Enterprise, including form of certificate for Class B unit

-ii-

          AGREEMENT AND PLAN OF MERGER, dated as of June 28, 2009 (this “Agreement”), by and among Enterprise Products Partners L.P., a Delaware limited partnership (“Enterprise”), Enterprise Products GP, LLC, a Delaware limited liability company and the general partner of Enterprise (“Enterprise GP”), Enterprise Sub B LLC, a Delaware limited liability company and a wholly owned subsidiary of Enterprise (“Enterprise Sub B,” and collectively with Enterprise, and Enterprise GP, the “Enterprise Entities” and each an “Enterprise Entity”), TEPPCO Partners, L.P., a Delaware limited partnership (“TEPPCO”), and Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company that is the general partner of TEPPCO (“TEPPCO GP,” and collectively with TEPPCO the “TEPPCO Entities” and each a “TEPPCO Entity”).
W I T N E S S E T H:
          WHEREAS, the Enterprise Entities and the TEPPCO Entities desire that Enterprise and TEPPCO combine their businesses on the terms and conditions set forth in this Agreement; and
          WHEREAS, simultaneously with, and as a condition to, the execution hereof, Enterprise GP Holdings L.P. (“GP Holdings”), Duncan Family Interests, Inc. (“DFI”), and certain of their respective Affiliates are executing a support agreement substantially in the form of Exhibit A hereto (the “Support Agreement”); and
          WHEREAS, simultaneously with, and as a condition to, the execution hereof, Enterprise, Enterprise GP, Enterprise Sub A LLC, a Delaware limited liability company and wholly owned subsidiary of Enterprise (“Enterprise Sub A”), and TEPPCO GP are entering into an Agreement and Plan of Merger (the “TEPPCO GP Merger Agreement”) pursuant to which Enterprise Sub A will merge with and into TEPPCO GP (the “TEPPCO GP Merger”).
          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
          As used in this Agreement, the following terms shall have the respective meanings set forth below:
          “Acquisition Proposal” means any proposal or offer, with respect to, or a transaction to effect, a merger, reorganization, unit exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving TEPPCO, TEPPCO GP or any TEPPCO Subsidiary, or any purchase, sale or other transfer of 10% or more of the consolidated assets (including stock of any TEPPCO Subsidiary) of TEPPCO, TEPPCO GP or any TEPPCO Subsidiary, or any purchase or sale of, or tender or exchange offer for, or other transfer of, their respective equity securities that, if consummated, would result in any Person (or the equity holders of such Person) beneficially owning securities representing 10% or more of the total voting power of TEPPCO or TEPPCO GP, or any portion of the general partner interest in TEPPCO (or 10% or more of the surviving parent entity in such transaction), other than the TEPPCO GP Merger and the TEPPCO Merger.
          “Additional Limited Partner” has the meaning given such term in the Enterprise Partnership Agreement.
          “Administrative Services Agreement” means the Fifth Amended and Restated Administrative Services Agreement by and among EPCO, GP Holdings, EPE Holdings, LLC, Enterprise, Enterprise Products Operating LLC, Enterprise GP, Enterprise Products OLPGP, Inc., DEP Holdings, LLC, Duncan Energy Partners L.P., DEP Operating Partnership L.P., TEPPCO, TEPPCO GP, TE Products Pipeline Company, LLC, TEPPCO Midstream Companies, LLC, TCTM, L.P. and TEPPCO GP, Inc. dated effective as of January 30, 2009.
          “Affiliate” has the meaning given such term in Rule 12b-2 under the Exchange Act, unless otherwise expressly stated herein.
          “Agreement” has the meaning set forth in the preamble.
          “Assets” means all of the assets (including the TEPPCO Real Property or the Enterprise Real Property, as the case may be, and tangible and intangible assets) used for the conduct of the business of the Enterprise Entities or the TEPPCO Entities, as the case may be, and their respective Subsidiaries’ businesses as it is presently conducted.
          “Average Closing Price” means as of any date, the average of the daily high and low sale price of an Enterprise Unit as reported on the NYSE Composite Transactions Reporting System for the ten consecutive NYSE full trading days (in which such common units are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.
          “beneficial ownership” or “beneficially own” has the meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.
          “Benefit Plan” means, with respect to any entity, any employee compensation, benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its Subsidiaries, or under which any employee who performs services for such entity receives any benefit, or to which such entity or any of its Subsidiaries contributes or is obligated to contribute or with respect to which such entity or any of its Subsidiaries may have any liability, contingent or otherwise, whether or not written, including, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy or agreement and any related trusts or other funding vehicles.
          “Book Entry TEPPCO Unit” has the meaning set forth in Section 3.1(a)(ii).

          “Business Day” means any day on which banks are not required or authorized to close in the City of New York.
          “Certificate of Merger” has the meaning set forth in Section 2.2.
          “Closing” has the meaning set forth in Section 2.4.
          “Closing Date” has the meaning set forth in Section 2.4.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Confidentiality Agreement” has the meaning set forth in Section 6.2.
          “CUARs” has the meaning set forth in Section 3.2(d).
          “Decision and Order” means that certain Decision and Order In the Matter of Dan L. Duncan, EPCO, Inc., Texas Eastern Products Pipeline Company, LLC and TEPPCO Partners, L.P., United States of America Before Federal Trade Commission, Docket No. C-4173.
          “D&O Insurance” has the meaning set forth in Section 6.6(b).
          “DFI” has the meaning set forth in the recitals.
          “Designated TEPPCO Unit Consideration” has the meaning set forth in Section 3.1(a)(iii).
          “Designated TEPPCO Unit Exchange Ratio” has the meaning set forth in Section 3.1(a)(iii).
          “Designated TEPPCO Units” has the meaning set forth in Section 3.1(a)(iii).
          “DOJ” means the Antitrust Division of the U.S. Department of Justice.
          “DRULPA” has the meaning set forth in Section 2.2.
          “Effective Times” has the meaning set forth in Section 2.2.
          “Encumbrances” has the meaning set forth in Section 4.1(b)(i).
          “Enterprise” has the meaning set forth in the preamble.
          “Enterprise Amendment” means Amendment No. 4 to the Enterprise Partnership Agreement, substantially in the form attached as Exhibit B.
          “Enterprise Class B Unit” has the meaning given the term “Class B Unit” in the Enterprise Amendment.
          “Enterprise Contract” has the meaning set forth in Section 4.2(j)(i).

          “Enterprise Disclosure Schedule” has the meaning set forth in Section 4.2.
          “Enterprise Entity” or “Enterprise Entities” has the meaning set forth in the preamble.
          “Enterprise Entities Organizational Documents” means the Enterprise Partnership Agreement, the Enterprise GP LLC Agreement and the limited liability company agreement of Enterprise Sub B.
          “Enterprise GP” has the meaning set forth in the preamble.
          “Enterprise GP LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of Enterprise GP, dated November 7, 2007, as amended by the First Amendment dated November 6, 2008, as may be amended from time to time.
          “Enterprise Incentive Distribution Rights” means the rights to “Incentive Distributions” as defined in the Enterprise Partnership Agreement.
          “Enterprise Partially Owned Entities” means Partially Owned Entities of the Enterprise Entities.
          “Enterprise Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise, dated August 8, 2005, as amended by the First Amendment dated as of December 27, 2007, the Second Amendment dated April 14, 2008, the Third Amendment dated November 6, 2008, and as may be amended from time to time.
          “Enterprise Pipeline Systems” means all natural gas, crude oil, natural gas liquid, petrochemical and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals and other related operations, assets, machinery and equipment that are located on or under the Enterprise Real Property and that are owned by the Enterprise Entities or the Enterprise Subsidiaries or used for the conduct of the business of the Enterprise Entities and the Enterprise Subsidiaries as it is presently conducted.
          “Enterprise Real Property” means all real property that is owned by the Enterprise Entities or the Enterprise Subsidiaries or used for the conduct of the business of the Enterprise Entities and the Enterprise Subsidiaries as it is presently conducted.
          “Enterprise SEC Documents” has the meaning set forth in Section 4.2(e)(i).
          “Enterprise Special Committee” means the Audit, Conflicts and Governance Committee of the Board of Directors of Enterprise GP.
          “Enterprise Sub A” has the meaning set forth in the recitals.
          “Enterprise Sub B” has the meaning set forth in the preamble.

          “Enterprise Subsidiary” means a Subsidiary of Enterprise or Enterprise GP, excluding, for purposes of such term as used in Section 5.2, Duncan Energy Partners L.P. and DEP Holdings, LLC.
          “Enterprise 2008 10-K” means Enterprise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.
          “Enterprise Unit” has the meaning given the term “Common Unit” in the Enterprise Partnership Agreement.
          “Enterprise Unit Plan” means the employee and director unit plans of EPCO that provide for awards of, or related to, Enterprise Units.
          “Enterprise Unit Purchase Plan” means the Enterprise Products Company Employee Unit Purchase Plan, as amended.
          “Environmental Laws” has the meaning set forth in Section 4.1(l)(ii)(1).
          “Environmental Permits” has the meaning set forth in Section 4.1(l)(i).
          “EPCO” means EPCO, Inc.
          “EPCO Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to by EPCO under which benefits are received by employees who perform services for TEPPCO, Enterprise or their Subsidiaries.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Agent” has the meaning set forth in Section 3.3.
          “Exchange Fund” has the meaning set forth in Section 3.3.
          “Exchange Ratio” has the meaning set forth in Section 3.1(a)(ii).
          “Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder, member and/or limited partner approvals and all other matters related to the transactions contemplated hereby and thereby.
          “Form S-4” has the meaning set forth in Section 4.1(d).
          “FTC” means the U.S. Federal Trade Commission.
          “GAAP” means U.S. generally accepted accounting principles.

          “Governmental Entity” means any (a) multinational, supranational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, taxing, expropriation, importing or other governmental or quasi-governmental authority under, or for the account of, any of the foregoing.
          “GP Holdings” has the meaning set forth in the recitals.
          “Hazardous Substances” has the meaning set forth in Section 4.1(l)(ii)(2).
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
          “Indemnified Party” or “Indemnified Parties” has the meaning set forth in Section 6.6(b).
          “Intellectual Property” means all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials.
          “Knowledge” or “Known” means, with respect to any entity, the knowledge of such entity’s (or its general partner’s) executive officers after reasonable inquiry.
          “Letter of Transmittal” has the meaning set forth in Section 3.4.
          “LLC Act” has the meaning set forth in Section 2.2.
          “Material Adverse Effect” means, with respect to any entity or group of entities, a material adverse effect on (a) the business, operations, results of operations or financial condition of such entity or entities and its or their Subsidiaries taken as a whole or (b) the ability of such entity or entities to timely consummate the transactions contemplated by this Agreement, except, in each case, to the extent such effect is reasonably attributable to (i) general political and economic conditions (including changes in commodity prices, prevailing interest rate and stock market levels), (ii) any decrease in the market price for the entity’s publicly traded securities (but not for any effect underlying such decrease that would otherwise constitute a Material Adverse Effect), (iii) the general state of the industries in which such entity operates, except to the extent such entity or entities are substantially disproportionately affected relative to other industry participants, (iv) any outbreak of hostilities, terrorism or war, other than any terrorist or similar act directed at or directly impacting the business or assets of such entity or any of its Subsidiaries, (v) the announcement of this Agreement or the proposed consummation of this Agreement and the TEPPCO Merger and TEPPCO GP Merger, (vi) changes in laws, except to the extent such entity or entities are substantially disproportionately affected relative to other industry participants, (vii) changes in accounting principles, or (viii) any claims, causes of action or other litigation challenging this Agreement or the transactions contemplated hereby.
          “Necessary Consents” has the meaning set forth in Section 4.1(d).

          “NYSE” means the New York Stock Exchange.
          “Other Approvals” has the meaning set forth in Section 4.1(d).
          “Other Party” means, with respect to the Enterprise Entities, the TEPPCO Entities, and with respect to the TEPPCO Entities, the Enterprise Entities.
          “Partially Owned Entity” means, with respect to a specified Person, any other Person (excluding Jonah Gas Gathering Company) that is not a Subsidiary of such specified Person but in which such specified Person, directly or indirectly, owns 35% or more of the equity interests thereof (whether voting or non-voting and including beneficial interests).
          “Permitted Encumbrances” means (a) Encumbrances for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith in appropriate proceedings, (b) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to the TEPPCO Real Property or the Enterprise Real Property, as the case may be, including zoning regulations, provided they do not materially adversely affect the current use of the applicable real property, (c) mechanics’, carriers’, workmen’s and repairmen’s Encumbrances which do not materially detract from the value of or materially interfere with the present use of any TEPPCO Real Property or Enterprise Real Property, as the case may be, or other Assets subject thereto or affected thereby and which have arisen or been incurred in the ordinary course of business, (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (e) easements, rights-of-way, restrictions and other similar Encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business by such Person and its Subsidiaries and (f) Encumbrances created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by such Person and its Subsidiaries.
          “Person” means an individual, corporation, limited liability company, partnership, association, trust, estate, Governmental Entity, unincorporated organization or association, other entity or group (as defined in the Exchange Act).
          “Policies” means all policies of property, casualty and liability insurance, including crime insurance, liability and casualty insurance, property insurance, business interruption insurance, workers’ compensation, excess or umbrella liability insurance and any other type of property and casualty insurance, other than such policies maintained by EPCO.
          “Property Restrictions” means rights-of-way, easements, laws, restrictions, ordinances and regulations affecting real property use and occupancy.
          “Proxy Statement/Prospectus” has the meaning set forth in Section 4.1(d).
          “Receiving Party” has the meaning set forth in Section 6.4(a).

          “Regulatory Law” means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
          “Release” has the meaning set forth in Section 4.1(l)(ii)(3).
          “Required Approvals” has the meaning set forth in Section 6.3(a).
          “Rights of Way” means a right-of-way, easement, permit, servitude, license or similar right through real property.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Special Approval” has the meaning set forth in the TEPPCO Partnership Agreement.
          “Subsidiary” means, with respect to a specified Person, any other Person (excluding Jonah Gas Gathering Company) (a) that is a subsidiary of such specified Person as defined in Rule 405 of the Rules and Regulations under the Securities Act or (b) of which such specified Person or any of its Subsidiaries owns beneficially more than 50% of the equity interests.
          “Support Agreement” has the meaning set forth in the recitals.
          “Surviving Partnership” has the meaning set forth in Section 2.1.
          “Tax Return” means any return, report or similar statement (including any attached schedules thereto and any amendments thereof) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.
          “Tax” or “Taxes” means any and all taxes, assessments, fees and other governmental charges imposed by any Governmental Entity, including, income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental (including taxes under section 59A of the Code), stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
          “TEPPCO” has the meaning set forth in the preamble.
          “TEPPCO Certificate” has the meaning set forth in Section 3.1(a)(ii).

          “TEPPCO Change in Recommendation” has the meaning set forth in Section 6.1(b).
          “TEPPCO Consideration” has the meaning set forth in Section 3.1(a)(ii).
          “TEPPCO Contract” has the meaning set forth in Section 4.1(j)(i).
          “TEPPCO DER” has the meaning set forth in Section 3.2(e).
          “TEPPCO Disclosure Schedule” has the meaning set forth in Section 4.1.
          “TEPPCO Distribution Reinvestment Plan” means the TEPPCO Distribution Reinvestment Plan.
          “TEPPCO Effective Time” has the meaning set forth in Section 2.2.
          “TEPPCO Employee” means an employee of EPCO who performs services for any TEPPCO Entity or TEPPCO Subsidiary.
          “TEPPCO Entities” or “TEPPCO Entity” has the meaning set forth in the preamble.
          “TEPPCO Entities Organizational Documents” means the TEPPCO Partnership Agreement, the TEPPCO certificate of limited partnership, the TEPPCO GP LLC Agreement and the TEPPCO GP certificate of formation.
          “TEPPCO GP” has the meaning set forth in the preamble.
          “TEPPCO GP Effective Time” has the meaning set forth in Section 2.2.
          “TEPPCO GP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of TEPPCO GP, dated effective May 7, 2007, as amended by the First Amendment dated as of November 6, 2008.
          “TEPPCO GP Merger” has the meaning set forth in the recitals.
          “TEPPCO GP Merger Agreement” has the meaning set forth in the recitals.
          “TEPPCO GP Owned Units” means TEPPCO Units directly or indirectly owned by TEPPCO GP.
          “TEPPCO Incentive Distribution Rights” means the rights to receive increasing distributions of “Available Cash” from “Cash from Operations” (as such terms are defined in the TEPPCO Partnership Agreement) above specified levels pursuant to Section 5.4 of the TEPPCO Partnership Agreement.
          “TEPPCO Merger” has the meaning set forth in Section 2.1.
          “TEPPCO Option” has the meaning set forth in Section 3.2(a).

          “TEPPCO Partially Owned Entities” means Partially Owned Entities of TEPPCO.
          “TEPPCO Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of TEPPCO, dated December 8, 2006, as amended by the First Amendment dated as of December 27, 2007 and Amendment No. 2 dated as of November 6, 2008.
          “TEPPCO Phantom Units” has the meaning set forth in Section 3.2(c).
          “TEPPCO Pipeline Systems” means all refined petroleum product, crude oil, natural gas, liquefied petroleum gas, natural gas liquid and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals and other related operations, assets, machinery and equipment that are located on or under the TEPPCO Real Property and that are owned by the TEPPCO Entities or the TEPPCO Subsidiaries or used for the conduct of the business of the TEPPCO Entities and the TEPPCO Subsidiaries as it is presently conducted.
          “TEPPCO Real Property” means all real property owned by the TEPPCO Entities or the TEPPCO Subsidiaries or used for the conduct of the business of the TEPPCO Entities and the TEPPCO Subsidiaries as it is presently conducted.
          “TEPPCO Recommendation” has the meaning set forth in Section 6.1(b).
          “TEPPCO Restricted Unit” has the meaning set forth in Section 3.2(b).
          “TEPPCO SEC Documents” has the meaning set forth in Section 4.1(e)(i).
          “TEPPCO Special Committee” means a special committee of the Audit, Conflicts and Governance Committee of the Board of Directors of TEPPCO GP.
          “TEPPCO Subsidiary” means a Subsidiary of either of the TEPPCO Entities.
          “TEPPCO 2008 10-K” means TEPPCO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.
          “TEPPCO UAR” has the meaning set forth in Section 3.2(d).
          “TEPPCO Unit” has the meaning given the term “LP Unit” in the TEPPCO Partnership Agreement.
          “TEPPCO Unit Plan” means the employee and director unit plans of EPCO or TEPPCO that provide for awards of, or related to, TEPPCO Units.
          “TEPPCO Unit Purchase Plan”means the EPCO, Inc. TEPPCO Unit Purchase Plan.
          “TEPPCO Unitholder Approvals” means (a) the approval of this Agreement by the affirmative vote or consent of the TEPPCO Unitholders holding at least a majority of outstanding TEPPCO Units and (b) the approval of this Agreement by the affirmative vote or consent of the Unaffiliated TEPPCO Unitholders holding at least a majority of the outstanding TEPPCO Units that are actually voted for or against the proposal to approve this Agreement by the Unaffiliated TEPPCO Unitholders (i.e, the votes cast in favor of the proposal exceed the votes cast against the proposal).
          “TEPPCO Unitholder Meeting” has the meaning set forth in Section 4.1(c)(i).
          “TEPPCO Unitholders” means the holders of the TEPPCO Units.
          “Termination Date” has the meaning set forth in Section 8.1(b).
          “Unaffiliated TEPPCO Unitholders” means all of the TEPPCO Unitholders other than TEPPCO GP, Enterprise, Enterprise GP, EPCO, Dan L. Duncan, DD Securities LLC, DFI GP Holdings, L.P., GP Holdings, DFI, Duncan Family 2000 Trust, Jerry E. Thompson, Richard S. Snell, Michael B. Bracy, Murray H. Hutchison, W. Randall Fowler, Michael A. Creel and Richard H. Bachmann.
          “Voting Debt” means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote.
ARTICLE 2
THE MERGER
          2.1 The Merger. Upon the terms and subject to the terms and conditions hereof, immediately following the TEPPCO GP Effective Time, at the TEPPCO Effective Time, Enterprise Sub B shall be merged with and into TEPPCO (the “TEPPCO Merger”) in accordance with the provisions of this Agreement, with TEPPCO as the surviving entity in the TEPPCO Merger (the “Surviving Partnership”), and the separate existence of Enterprise Sub B shall thereupon cease.
          2.2 Effective Time of the Merger. The TEPPCO Merger shall become effective as set forth in (or, if not set forth, at the time of filing of) a properly executed certificate of merger, in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Delaware Limited Liability Company Act (the “LLC Act”), as applicable, duly filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”), which filing shall be made on the Closing Date. As used in this Agreement, the term “TEPPCO GP Effective Time” shall mean the date and time when the TEPPCO GP Merger becomes effective as set forth in (or, if not set forth, at the time of filing of) the certificate of merger with respect to the TEPPCO GP Merger in accordance with the LLC Act, the term “TEPPCO Effective Time” shall mean the date and time when the TEPPCO Merger becomes effective, as set forth in (or, if not set forth, at the time of filing of) the Certificate of Merger, and the term “Effective Times” shall mean the TEPPCO GP Effective Time and the TEPPCO Effective Time.
          2.3 Effects of the Merger. The TEPPCO Merger shall have the effects set forth in this Agreement, the TEPPCO Partnership Agreement, and the applicable provisions of the DRULPA and the LLC Act.

          2.4 Closing. Upon the terms and subject to the conditions set forth in Article 7 and the termination rights set forth in Article 8, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 at 10:00 A.M. on the date that is the second full NYSE trading day to occur after the date following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article 7, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the “Closing Date”).
          2.5 Partnership Agreement. At the TEPPCO Effective Time, the Partnership Agreement of the Surviving Partnership shall be the TEPPCO Partnership Agreement until thereafter changed or amended as provided therein or under applicable law.
ARTICLE 3
CONVERSION OF SECURITIES
          3.1 Effect of the Merger on Equity Securities.
          (a) At the TEPPCO Effective Time, by virtue of the TEPPCO Merger and without any action on the part of any holder of any TEPPCO Units:
               (i) All TEPPCO Units that are TEPPCO GP Owned Units immediately prior to the TEPPCO Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and any certificates representing any such TEPPCO GP Owned Units shall be surrendered for cancellation; provided, however, for purposes of clarification, TEPPCO GP shall continue to hold general partner interests in TEPPCO and continue as the general partner of TEPPCO.
               (ii) Subject to Sections 3.1(a)(i), 3.1(a)(iii), 3.1(b) and 3.7, each TEPPCO Unit issued and outstanding immediately prior to the TEPPCO Effective Time shall be converted into the right to receive 1.24 Enterprise Units (the “Exchange Ratio,” and such amount of Enterprise Units, the “TEPPCO Consideration”). Each TEPPCO Unit converted into the right to receive the TEPPCO Consideration pursuant to this Section 3.1(a)(ii) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a TEPPCO Unit immediately prior to the TEPPCO Effective Time (whether certificated or non-certificated and represented in book-entry form) shall thereafter cease to be a limited partner of TEPPCO or have any rights with respect to such TEPPCO Units, except the right to be admitted as an Additional Limited Partner and receive the Enterprise Units to be issued in consideration therefor and any distributions to which holders of TEPPCO Units become entitled all in accordance with this Article 3 upon the surrender of (x) a certificate that immediately prior to the TEPPCO Effective Time represented TEPPCO Units (“TEPPCO Certificate”) or (y) non-certificated TEPPCO Units represented in book-entry form (“Book Entry TEPPCO Units”). Enterprise GP consents to the admission of each TEPPCO Unitholder as an Additional Limited Partner who is issued Enterprise Units in exchange for such TEPPCO Unitholder’s TEPPCO Units in accordance with this Article 3 upon the proper surrender of the TEPPCO Certificate or

Book Entry TEPPCO Unit representing such TEPPCO Units. Upon such surrender of the TEPPCO Certificate or the Book Entry TEPPCO Unit (or upon a waiver of the requirement to surrender a TEPPCO Certificate granted by Enterprise GP in its sole discretion) and the recording of the name of such Person as a limited partner of Enterprise in respect of the applicable amount of Enterprise Units on the books and records of Enterprise, such Person shall automatically and effective as of the TEPPCO Effective Time be admitted to Enterprise as an Additional Limited Partner in respect of the applicable amount of Enterprise Units and be bound by the Enterprise Partnership Agreement as such. By its surrender of a TEPPCO Certificate or a Book Entry TEPPCO Unit, or by its acceptance of Enterprise Units, a TEPPCO Unitholder confirms its agreement to be bound by all of the terms and conditions of the Enterprise Partnership Agreement, including the power of attorney granted in Section 2.6 thereof.
               (iii) In lieu of the TEPPCO Consideration set forth in Section 3.1(a)(ii), and as consented to by DFI pursuant to the Support Agreement, with respect to 3,645,509 TEPPCO Units owned by DFI (the “Designated TEPPCO Units,” but excluding, for the avoidance of doubt, any additional TEPPCO Units owned by DFI), each Designated TEPPCO Unit issued and outstanding immediately prior to the TEPPCO Effective Time shall be converted into the right to receive 1.24 Enterprise Class B Units (the “Designated TEPPCO Unit Exchange Ratio,” and such number of Enterprise Class B Units, the “Designated TEPPCO Unit Consideration”). Each Designated TEPPCO Unit converted into the right to receive the Designated TEPPCO Unit Consideration pursuant to this Section 3.1(a)(iii) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and DFI shall thereafter cease to be a limited partner of TEPPCO or have any rights with respect to such Designated TEPPCO Units, except the right to be admitted as an Additional Limited Partner and receive the Enterprise Class B Units to be issued in consideration therefor. Enterprise GP consents to the admission of DFI as an Additional Limited Partner who is issued Enterprise Class B Units in exchange for the Designated TEPPCO Units in accordance with this Article 3 upon the proper surrender of the TEPPCO Certificate or Book Entry TEPPCO Unit representing the Designated TEPPCO Units. Upon such surrender of the TEPPCO Certificate or Book Entry TEPPCO Unit representing Designated TEPPCO Units (or upon a waiver of the requirement to surrender a TEPPCO Certificate granted by Enterprise GP in its sole discretion) and the recording of the name of DFI as a limited partner of Enterprise in respect of the applicable amount of Enterprise Class B Units on the books and records of Enterprise, DFI shall automatically and effective as of the TEPPCO Effective Time be admitted to Enterprise as an Additional Limited Partner in respect of the applicable amount of Enterprise Class B Units and be bound by the Enterprise Partnership Agreement as such. By its surrender of a TEPPCO Certificate or Book Entry TEPPCO Unit, or by its acceptance of Enterprise Class B Units, DFI confirms its agreement to be bound by all of the terms and conditions of the Enterprise Partnership Agreement, including the power of attorney granted in Section 2.6 thereof.
          (b) If, between the date of this Agreement and the TEPPCO Effective Time, there is a reclassification, recapitalization, split, split-up, unit distribution, combination or exchange of units with respect to, or rights issued in respect of, Enterprise Units or the TEPPCO Units, the Exchange Ratio and the Designated TEPPCO Unit Exchange Ratio shall be adjusted accordingly to provide to the holders of TEPPCO Units and the Designated TEPPCO Units the same economic effect as contemplated by this Agreement prior to such event.

          (c) At the TEPPCO Effective Time, by virtue of the TEPPCO Merger and without any action on the part of the Enterprise Entities, the outstanding limited liability company interests in Enterprise Sub B issued and outstanding immediately prior to the TEPPCO Effective Time shall be converted into 100% of the limited partner interests in the Surviving Partnership, and TEPPCO shall issue to Enterprise, as the holder of such limited partner interests, a certificate evidencing units representing such limited partner interests in the Surviving Partnership. Enterprise agrees that at the TEPPCO Effective Time, Enterprise shall be automatically bound by the TEPPCO Partnership Agreement, and Enterprise shall be admitted to the Surviving Partnership as the sole limited partner of the Surviving Partnership immediately upon the TEPPCO Effective Time. At the TEPPCO Effective Time, the books and records of the Surviving Partnership shall be revised to reflect the admission of Enterprise as the sole limited partner of the Surviving Partnership and the simultaneous withdrawal of all other limited partners of TEPPCO, and TEPPCO shall automatically continue without dissolution.
          (d) At the TEPPCO Effective Time, the TEPPCO general partner interest and related TEPPCO Incentive Distribution Rights owned by TEPPCO GP shall continue to be owned by TEPPCO GP.
          3.2 Treatment of Options and Equity Awards.
          (a) TEPPCO Options. At the TEPPCO Effective Time, automatically and without any action on the part of the holder thereof, each vested and unvested outstanding option to acquire one or more TEPPCO Units granted prior to the date hereof pursuant to the TEPPCO Unit Plans (each, a “TEPPCO Option”) and held by a TEPPCO Employee shall be assumed by Enterprise, and such TEPPCO Option will become an option (i) to purchase that number of Enterprise Units (calculated on an aggregate basis with respect to all TEPPCO Units subject to a given TEPPCO Option with the same terms under such TEPPCO Option) obtained by multiplying the number of TEPPCO Units issuable upon the exercise of such TEPPCO Option by the Exchange Ratio, (ii) at an exercise price per Enterprise Unit equal to the per TEPPCO Unit exercise price pursuant to such TEPPCO Option divided by the Exchange Ratio (with any resulting exercise price that contains a fraction of a cent being increased to the next whole cent), and (iii) otherwise upon terms and conditions equivalent to such outstanding TEPPCO Options. Promptly after the TEPPCO Effective Time, Enterprise will provide each holder of TEPPCO Options with a notice describing the assumption and conversion of such awards. The assumption of the TEPPCO Options pursuant to this Section 3.2(a) shall be in full satisfaction of the obligations in respect thereof.
          (b) TEPPCO Restricted Units. At the TEPPCO Effective Time, automatically and without any action on the part of the holder thereof, each unvested outstanding restricted TEPPCO Unit granted prior to the date hereof pursuant to the TEPPCO Unit Plans (each, a “TEPPCO Restricted Unit”) and held by a TEPPCO Employee shall be assumed by Enterprise and converted, at the Exchange Ratio, into restricted Enterprise Units. Each Enterprise Unit in respect of which a TEPPCO Restricted Unit was so assumed and converted shall be subject to, and shall vest upon, terms and conditions equivalent to those of the applicable TEPPCO Restricted Unit. Promptly after the TEPPCO Effective Time, Enterprise will provide each holder of TEPPCO Restricted Units with a notice describing the assumption and conversion of such awards. The assumption of the TEPPCO Restricted Units pursuant to this Section 3.2(b) shall be in full satisfaction of the obligations in respect thereof.
          (c) TEPPCO Phantom Units. At the TEPPCO Effective Time, automatically and without any action on the part of the holder thereof, each outstanding grant of TEPPCO phantom units granted prior to the date hereof pursuant to the TEPPCO Unit Plans (the “TEPPCO Phantom Units”) and held by a TEPPCO Employee shall be assumed by Enterprise and converted into a grant of phantom units denominated in that number of Enterprise Units equal to (i) the number of TEPPCO Units to which such grant of TEPPCO Phantom Units was subject at the time of such assumption, multiplied by (ii) the Exchange Ratio. Each grant of phantom units of Enterprise in respect of which a TEPPCO Phantom Unit was so assumed and converted shall be subject to, and shall vest upon, the terms and conditions that are equivalent to those of the applicable TEPPCO Phantom Unit. Promptly after the TEPPCO Effective Time, Enterprise will provide each holder of TEPPCO Phantom Units with a notice describing the assumption and conversion of such awards. The assumption of the TEPPCO Phantom Units pursuant to this Section 3.2(c) shall be in full satisfaction of the obligations in respect thereof.
          (d) TEPPCO Unit Appreciation Rights (UARs). At the TEPPCO Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Unit Appreciation Right (“TEPPCO UAR”) granted to a TEPPCO Employee pursuant to the TEPPCO Unit Plans shall be assumed by Enterprise and converted into (i) a number of Common Unit Appreciation Rights (“CUARs”) of Enterprise equal to the product of the number of TEPPCO UARs to which such grant was subject at the time of such assumption multiplied by the Exchange Ratio, and (ii) with an exercise price per CUAR equal to the per TEPPCO UAR exercise price divided by the Exchange Ratio (with any resulting exercise price that contains a fraction of a cent being increased to the next whole cent). Each CUAR of Enterprise shall be subject to, and vest upon, the terms and conditions that are equivalent to those applicable to the TEPPCO UARs; provided however, that the new “Grant DER per Unit” (as defined in the award agreement for the applicable TEPPCO UAR) that shall apply to the CUAR of Enterprise shall be (i) the most recent quarterly distribution paid (or with respect to a more recent record date prior to the TEPPCO Effective Time, the most recent unpaid distribution declared) with respect to an Enterprise Unit minus (ii) (A) the difference between (x) the most recent quarterly distribution paid (or with respect to a more recent record date prior to the TEPPCO Effective Time, the most recent unpaid distribution declared) with respect to a TEPPCO Unit and (y) the Grant DER per Unit on the date of grant of such TEPPCO UAR, divided by (B) the Exchange Ratio. Promptly after the TEPPCO Effective Time, Enterprise will provide each holder of a TEPPCO UAR with a notice describing the assumption and conversion of such awards. The assumption of the TEPPCO UARs pursuant to this Section 3.2(d) shall be in full satisfaction of the obligations in respect thereof.
          (e) TEPPCO Distribution Equivalent Rights (DERs). At the TEPPCO Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Distribution Equivalent Right (“TEPPCO DER”) granted to a TEPPCO Employee pursuant to the TEPPCO Unit Plans shall be assumed by Enterprise and converted into a number of Distribution Equivalent Rights of Enterprise equal to the product of the number of TEPPCO DERs to which such grant was subject at the time of such assumption multiplied by the Exchange Ratio. Any fractional Distribution Equivalent Right of Enterprise shall be rounded up to the nearest whole Distribution Equivalent Right of Enterprise. Each Distribution Equivalent Right of Enterprise shall be subject to terms and conditions that are equivalent to those applicable to the TEPPCO DERs; provided, however, that the cash distributions paid with respect to Distribution Equivalent Rights of Enterprise will be equal to the cash distributions paid on the Enterprise Units. Promptly after the TEPPCO Effective Time, Enterprise will provide each holder of a TEPPCO DER with a notice describing the assumption and conversion of such awards. The assumption of the TEPPCO DERs pursuant to this Section 3.2(e) shall be in full satisfaction of the obligations in respect thereof.
          (f) TEPPCO Unit Purchase Plan. At the TEPPCO Effective Time, automatically and without any action on the part of the holder thereof, each participant in the TEPPCO Unit Purchase Plan who is an owner of TEPPCO Units purchased under the TEPPCO Unit Purchase Plan in accordance with Section 6.7(a) shall have those units converted into Enterprise Units, at the Exchange Ratio. The conversion of the TEPPCO Units pursuant to this Section 3.2(f) shall be in full satisfaction of the obligations under the TEPPCO Unit Purchase Plan.
          (g) Awards Held by Directors of TEPPCO. Phantom units (other than amounts credited under TEPPCO’s Non-Employee Directors Unit Accumulation Plan) and unit appreciation rights held by TEPPCO directors shall be settled in cash at the TEPPCO Effective Time in accordance with the terms of the respective awards.
          (h) No Fractional Enterprise Units. If the fulfillment or settlement of any award, option or right assumed by Enterprise pursuant to this Section 3.2, including but not limited to any TEPPCO Option, any TEPPCO Restricted Unit, any TEPPCO UAR or the TEPPCO Unit Purchase Plan, would otherwise result in the issuance, transfer or delivery of a fraction of an Enterprise Unit to any Person, no such fractional unit shall be issued, transferred or delivered, and instead, Enterprise shall pay to such Person an amount of cash calculated in accordance with Section 3.7, net of any exercise price, if any, allocable thereto. A payment to be made under this Section 3.2(h) shall be paid at the time that the fractional share in lieu of which such payment is made would have otherwise been issued, transferred or delivered.
          3.3 Exchange Fund. Prior to the TEPPCO Effective Time, Enterprise shall appoint BNY Mellon Shareowner Services to act as exchange agent hereunder for the purpose of exchanging TEPPCO Certificates or Book Entry TEPPCO Units (other than those representing Designated TEPPCO Units) for the Enterprise Units (the “Exchange Agent”). Promptly following the TEPPCO Effective Time, Enterprise shall deposit with the Exchange Agent (either certificated or in book-entry form) in trust for the benefit of holders of TEPPCO Units, (a) Enterprise Units in a number equal to the aggregate TEPPCO Consideration and (b) cash in the amounts to be issued and paid pursuant to Sections 3.5 and 3.7, in exchange for outstanding TEPPCO Units (other than the Designated TEPPCO Units) upon due surrender of TEPPCO Certificates or Book Entry TEPPCO Units (other than those representing Designated TEPPCO Units) pursuant to this Article 3. Following the TEPPCO Effective Time, Enterprise agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.5. Any cash and Enterprise Units deposited with the Exchange Agent (including the amount of any cash distributions or other distributions payable with respect thereto and cash in lieu of fractional Enterprise Units to be paid pursuant to Section 3.7) shall hereinafter be referred to as the “Exchange Fund.”
          3.4 Exchange Procedures. Promptly after the TEPPCO Effective Time, Enterprise shall cause the Exchange Agent to mail to each applicable holder of a TEPPCO Certificate or Book Entry TEPPCO Unit (other than those representing Designated TEPPCO Units) (a) a letter of transmittal (the “Letter of Transmittal”) that shall specify that delivery shall be effected, and risk of loss and title to the TEPPCO Certificate or Book Entry TEPPCO Units shall pass, only upon proper delivery of the TEPPCO Certificate or Book Entry TEPPCO Units to the Exchange Agent, and which Letter of Transmittal shall be in customary form and have such other provisions as may be necessary for the applicable TEPPCO Unitholders to be admitted as Additional Limited Partners and other provisions as Enterprise and TEPPCO may reasonably specify (such letter to be reasonably acceptable to Enterprise and TEPPCO prior to the Effective Time) and (b) instructions for effecting the surrender of such TEPPCO Certificate or Book Entry TEPPCO Units in exchange for the TEPPCO Consideration, together with any distributions with respect thereto and any cash in lieu of fractional units. Upon surrender of a TEPPCO Certificate or Book Entry TEPPCO Unit to the Exchange Agent together with the relevant Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such TEPPCO Certificate or Book Entry TEPPCO Unit shall be entitled to receive in exchange therefor (A) Enterprise Units representing, in the aggregate, the whole number of Enterprise Units that such holder has the right to receive pursuant to Section 3.1(a) (in each case, after taking into account all TEPPCO Units then held by such holder), and (B) a check in the amount equal to the cash, if any, that such holder has the right to receive pursuant to Sections 3.5 and 3.7. No interest will be paid or will accrue on any cash payable pursuant to the provisions of this Article 3.
          3.5 Distributions with Respect to Unexchanged TEPPCO Units. No distributions with a record date after the TEPPCO Effective Time shall be paid to the holder of any TEPPCO Certificate or Book Entry TEPPCO Unit with respect to the Enterprise Units that such holder would be entitled to receive upon surrender of such TEPPCO Certificate or Book Entry TEPPCO Unit, and no cash payment in lieu of fractional Enterprise Units shall be paid to any such holder pursuant to Section 3.7, until such holder shall surrender such TEPPCO Certificate or Book Entry TEPPCO Unit in accordance with Section 3.4. Subject to the effect of applicable laws, following the later of the surrender of any such TEPPCO Certificate or Book Entry TEPPCO Unit and the TEPPCO Effective Time, there shall be paid to the record holder thereof without interest (a) promptly after such time, the amount of any cash payable in lieu of fractional Enterprise Units to which such holder is entitled pursuant to Section 3.7 and the amount of any distributions with a record date after the TEPPCO Effective Time theretofore paid with respect to such whole Enterprise Units and (b) at the appropriate payment date, the amount of distributions with a record date after the TEPPCO Effective Time and a payment date subsequent thereto and to such surrender payable with respect to such Enterprise Units.
          3.6 No Further Ownership Rights in TEPPCO Units. All Enterprise Units issued and cash paid upon conversion of TEPPCO Units in accordance with the terms of this Article 3 (including any cash paid pursuant to Section 3.5 or 3.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the TEPPCO Units.

          3.7 No Fractional Enterprise Units. No certificates or scrip or Enterprise Units representing fractional Enterprise Units or book-entry credit of the same shall be issued upon the surrender for exchange of TEPPCO Certificate or Book Entry TEPPCO Units, and such fractional unit interests will not entitle the owner thereof to vote or to have any rights of a holder of Enterprise Units in respect thereof. In lieu of any such fractional Enterprise Unit, each holder of TEPPCO Units who would otherwise have been entitled to a fraction of an Enterprise Unit upon surrender of TEPPCO Certificate or Book Entry TEPPCO Units (determined after taking into account all TEPPCO Units delivered by such holder) shall be paid upon such surrender cash (without interest) in an amount equal to the value (determined with reference to the Average Closing Price as of the Closing Date) of such fractional unit interest. Such payment with respect to fractional units is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration.
          3.8 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the applicable TEPPCO Certificates or Book Entry TEPPCO Units 12 months after the TEPPCO Effective Time shall, at Enterprise’s request, be delivered to Enterprise or otherwise on the instruction of Enterprise, and any holders of the applicable TEPPCO Certificate or Book Entry TEPPCO Units who have not theretofore complied with this Article 3 shall after such delivery look only to Enterprise for any amounts payable to such holders pursuant to this Article 3. Any such portion of the Exchange Fund remaining unclaimed by holders of the applicable TEPPCO Units immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Enterprise free and clear of any claims or interest of any Person previously entitled thereto.
          3.9 No Liability. To the fullest extent permitted by law, none of the Enterprise Entities, the TEPPCO Entities or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
          3.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Enterprise on a daily basis; provided that any investment of such Exchange Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to TEPPCO Unitholders pursuant to the other provisions of this Article 3. Any interest and other income resulting from such investments shall promptly be paid to Enterprise.
          3.11 Unregistered Certificates. In the event of a transfer of ownership of TEPPCO Units that is not registered in the unit transfer register of TEPPCO, Enterprise Units to be issued upon due surrender of the TEPPCO Certificate or Book Entry TEPPCO Unit may be issued to such transferee if the TEPPCO Certificate or Book Entry TEPPCO Unit is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable unit transfer or other Taxes have been paid or are not applicable.

          3.12 Lost Certificates. If any TEPPCO Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Enterprise, the posting by such Person of a bond in such reasonable amount as Enterprise may direct as indemnity against any claim that may be made against it with respect to such certificate, following the TEPPCO Effective Time, as the case may be, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the consideration and amounts payable with respect to the TEPPCO Units formerly represented thereby pursuant to this Article 3.
          3.13 Withholding Rights. Enterprise shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Enterprise, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Enterprise.
          3.14 Further Assurances. At and after the TEPPCO Effective Time, the officers and directors of the Surviving Partnership or the Surviving Partnership’s general partner shall be authorized to execute and deliver, in the name and on behalf of the Surviving Partnership (or in the name and on behalf of the Surviving Partnership’s general partner, on behalf of the Surviving Partnership, as the case may be), any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Partnership (or in the name and on behalf of the Surviving Partnership’s general partner, on behalf of the Surviving Partnership, as the case may be), any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Partnership any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Partnership as a result of, or in connection with, the TEPPCO Merger.
          3.15 Unit Transfer Books. Subject to Section 3.1(c), the unit transfer books of TEPPCO shall be closed immediately upon the TEPPCO Effective Time, and there shall be no further registration of transfers of TEPPCO Units thereafter on the records of TEPPCO. On or after the TEPPCO Effective Time, any TEPPCO Certificate or Book Entry TEPPCO Units presented to the Exchange Agent, Enterprise or the Surviving Partnership for any reason (other than, for purposes of clarification, any certificates issued pursuant to Section 3.1(c)) shall be converted into the right to receive the TEPPCO Consideration with respect to the TEPPCO Units formerly represented thereby (including any cash in lieu of fractional Enterprise Units to which the holders thereof are entitled pursuant to Section 3.7 and any distributions to which the holders thereof are entitled pursuant to Section 3.5).
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
          4.1 Representations and Warranties of TEPPCO and TEPPCO GP. Except as disclosed in a section of the TEPPCO Entities disclosure schedule delivered to the Enterprise

Entities concurrently herewith (the “TEPPCO Disclosure Schedule”) corresponding to the subsection of this Section 4.1 to which such disclosure applies (provided that the disclosure in any paragraph of the TEPPCO Disclosure Schedule shall qualify other paragraphs in this Section 4.1 only to the extent it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs), or as disclosed in the TEPPCO SEC Documents filed prior to the date hereof to the extent such disclosure on its face appears to constitute information that would reasonably be deemed a qualification or exception to the following representations and warranties, each of TEPPCO and TEPPCO GP represents and warrants to the Enterprise Entities as follows:
          (a) Organization.
               (i) TEPPCO GP is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. TEPPCO is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the TEPPCO Entities has the requisite limited partnership or limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole. True and complete copies of the TEPPCO Entities Organizational Documents, as in effect as of the date of this Agreement, have previously been made available to the Enterprise Entities by the TEPPCO Entities.
               (ii) Each TEPPCO Subsidiary (1) is duly organized and validly existing under the laws of its jurisdiction of organization, (2) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, and (3) has all requisite corporate, partnership or limited liability company power and authority to own or lease its properties and assets and to carry on its business as now conducted, except in each case where the failure to have such power or authority or to be so organized, in existence or qualified either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole.
               (iii) Section 4.1(a)(iii) of the TEPPCO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the TEPPCO Entities, TEPPCO Subsidiaries and TEPPCO Partially Owned Entities, together with (1) the nature of the legal organization of such Person, (2) the jurisdiction of organization or formation of such Person, (3) the name of each TEPPCO Entity, TEPPCO Subsidiary or TEPPCO Partially Owned Entity that owns directly or of record any equity or similar interest in such Person, and (4) the interest (expressed as a percentage or other amount) owned by such TEPPCO Entity, TEPPCO Subsidiary or TEPPCO Partially Owned Entity in such Person. Except as set forth in Section 4.1(a)(iii) of the TEPPCO Disclosure Schedule, neither of the TEPPCO Entities nor any direct or indirect wholly owned TEPPCO Subsidiary is subject to any obligation in excess of $100,000 to make any investment or capital contribution, or any loan or any payment pursuant to a guarantee for the payment of indebtedness for borrowed money, to any TEPPCO Subsidiary that is not wholly owned.
          (b) Capitalization. Except as set forth in Section 4.1(b) of the TEPPCO Disclosure Schedule:
               (i) TEPPCO GP is the sole general partner of TEPPCO. TEPPCO GP is the beneficial owner and the sole record owner of the general partner interest in TEPPCO and the TEPPCO Incentive Distribution Rights, and such general partner interest and TEPPCO Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable laws and the TEPPCO Partnership Agreement. TEPPCO GP owns such general partner interest and TEPPCO Incentive Distribution Rights free and clear of any liens, pledges, charges, encumbrances, restrictions and security interests whatsoever (“Encumbrances”), except pursuant to the TEPPCO Entities Organizational Documents. TEPPCO GP has no Voting Debt.
               (ii) TEPPCO has no limited partner interests or other partnership or equity interests issued and outstanding other than, as of the date of this Agreement, (1) 104,682,604 TEPPCO Units, none of which are owned of record by TEPPCO GP, (2) the general partner interest and TEPPCO Incentive Distribution Rights described in Section 4.1(b)(i) above, (3) outstanding options to purchase 574,500 TEPPCO Units at the exercise prices and with the vesting schedules provided to the Enterprise Entities in writing, (4) outstanding awards for the issuance of 260,400 restricted TEPPCO Units with the vesting schedules provided to the Enterprise Entities in writing, (5) other equity awards in the form of 392,788 Unit Appreciation Rights issued under the TEPPCO Unit Plans that provide for the issuance of a number of TEPPCO Units with a value equal to the excess, if any, of the fair market value of a TEPPCO Unit on the vesting date of the respective award over the grant price of the respective award, with the vesting schedules and exercise prices, as applicable, provided to the Enterprise Entities in writing and (6) other equity-based awards in the form of 5,108 aggregate TEPPCO Phantom Units issued under the TEPPCO Unit Plans that are payable only in cash. Except as set forth in the preceding sentence, rights to purchase under the TEPPCO Unit Purchase Plan or pursuant to the TEPPCO Entities Organizational Documents, as of the date of this Agreement, there are no outstanding (x) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating TEPPCO GP, TEPPCO or any of the TEPPCO Subsidiaries to issue, transfer or sell any partnership interest or other equity interest in TEPPCO or any TEPPCO Subsidiary or securities convertible into or exchangeable for such partnership interests or equity interests or (y) contractual obligations of TEPPCO GP, TEPPCO or any of the TEPPCO Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in TEPPCO or any of the TEPPCO Subsidiaries or any such securities or agreements listed in clause (x) of this sentence. TEPPCO has no Voting Debt.
               (iii) Each of the TEPPCO Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable laws and the TEPPCO Partnership Agreement, and are fully paid (to the extent required under the TEPPCO Partnership Agreement) and non-assessable (except to the extent such non-

assessability may be affected by Sections 17-607 and 17-804 of the DRULPA). Such TEPPCO Units were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding on TEPPCO. All of the outstanding equity interests of the TEPPCO Subsidiaries and the TEPPCO Partially Owned Entities have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and non-assessable and free of pre-emptive rights (except in each case (1) with respect to general partner interests, (2) as set forth to the contrary in the applicable governing documents and (3) to the extent such non-assessability may be affected by applicable laws, including Sections 17-607 and 17-804 of the DRULPA or Section 18-607 of the LLC Act) and were not issued in violation of pre-emptive or similar rights; and all such units, shares and other equity interests, other than interests in TEPPCO Partially Owned Entities that are owned by others, are owned, directly or indirectly, by TEPPCO or TEPPCO GP, free and clear of all Encumbrances, except pursuant to the applicable governing documents. No TEPPCO Subsidiary has any Voting Debt.
          (c) Authority; No Violation. Except as set forth in Section 4.1(c) of the TEPPCO Disclosure Schedule:
               (i) Each of the TEPPCO Entities has the requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of TEPPCO GP, at a duly convened meeting thereof and by TEPPCO GP, as the general partner of TEPPCO. TEPPCO GP, acting through its Board of Directors, has directed that this Agreement be submitted to the TEPPCO Unitholders for approval at a meeting of such holders held for the purpose of approving this Agreement (including any adjournment or postponement thereof, the “TEPPCO Unitholder Meeting”). Except for approvals that have been previously obtained, the TEPPCO Unitholder Approvals and the approvals required under the TEPPCO GP Merger Agreement, no other limited liability company or limited partnership votes or approvals on the part of the TEPPCO Entities are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the TEPPCO Entities and (assuming due authorization, execution and delivery by the Enterprise Entities) constitutes a valid and binding obligation of each of the TEPPCO Entities, enforceable against each of the TEPPCO Entities in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).
               (ii) Neither the execution and delivery of this Agreement by the TEPPCO Entities, nor the consummation by the TEPPCO Entities of the transactions contemplated hereby, nor compliance by the TEPPCO Entities with any of the terms or provisions hereof, will (1) (subject to receiving TEPPCO Unitholder Approvals and any approvals required under the TEPPCO GP Merger Agreement) violate any provision of the TEPPCO Entities Organizational Documents or the organizational documents of their Subsidiaries, or (2) assuming that the consents and approvals referred to in Section 4.1(d) are duly obtained, (x) violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the TEPPCO Entities, any of their respective Subsidiaries or, to the TEPPCO Entities’ Knowledge, any TEPPCO Partially Owned Entities or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of the TEPPCO Entities, any of their respective Subsidiaries or, to the TEPPCO Entities’ Knowledge, any TEPPCO Partially Owned Entities under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the TEPPCO Entities, any TEPPCO Subsidiary or, to the TEPPCO Entities’ Knowledge, any TEPPCO Partially Owned Entities is a party, or by which they or any of their respective properties or assets are bound, except (in the case of clause (2)(y) above) for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole.
          (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filing of any other required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications and notices (the “Other Approvals”), (iii) the filing with the SEC of a proxy statement relating to the matters to be submitted to the TEPPCO Unitholders at the TEPPCO Unitholder Meeting and a registration statement on Form S-4 with respect to the issuance of Enterprise Units in the TEPPCO Merger (such Form S-4, and any amendments or supplements thereto, the “Form S-4,” and the proxy statement/prospectus included in the Form S-4, and any amendments or supplements thereto, the “Proxy Statement/Prospectus”), (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vi) such filings and approvals as may be required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the Enterprise Units pursuant to this Agreement, (vii) the filing of a notification with the FTC at least thirty (30) days prior to the Closing pursuant to Paragraph VII of the Decision and Order (the consents, authorizations, approvals, filings and registration required under or in relation to the foregoing clauses (i) through (vii) being referred to as “Necessary Consents”), and (viii) such other consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (1) the execution and delivery by the TEPPCO Entities of this Agreement and (2) the consummation by the TEPPCO Entities of the transactions contemplated by this Agreement.

          (e) Financial Reports and SEC Documents; Disclosure and Internal Controls.
               (i) The TEPPCO 2008 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by TEPPCO or any of the TEPPCO Subsidiaries subsequent to December 31, 2008, including, but not limited to, items incorporated by reference into such reports, registration statements, definitive proxy statements or information statements under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the “TEPPCO SEC Documents”), with the SEC as of their respective dates, (1) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (2) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The historical financial statements (including the related notes and supporting schedule) contained in the TEPPCO SEC Documents (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods (subject, in the case of unaudited financial statements, to normal year-end adjustments), and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except in each case to the extent disclosed therein. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the TEPPCO SEC Documents. No enforcement action has been initiated, or to the Knowledge of the TEPPCO Entities, is threatened, against any of the TEPPCO Entities relating to disclosures contained in any TEPPCO SEC Document.
               (ii) Prior to the date of this Agreement, the Board of Directors of TEPPCO GP has established approval procedures for the TEPPCO Entities and the TEPPCO Subsidiaries related to the identification, measurement and management of risk exposure to commodity prices, interest rates and counterparty risks, and the TEPPCO Entities and the TEPPCO Subsidiaries are in compliance with such procedures in all material respects.
               (iii) TEPPCO and TEPPCO GP have designed and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (1) receipts and expenditures are made only in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of the financial statements of TEPPCO in accordance with GAAP and to maintain accountability for the assets of the TEPPCO Entities and the TEPPCO Subsidiaries, as applicable, (3) access to such assets is permitted only in accordance with management’s general or specific authorization, (4) the reporting of such assets is compared with existing assets at reasonable intervals, and (5) records are maintained in reasonable detail, accurately and fairly to reflect the transactions and dispositions of TEPPCO and the TEPPCO Subsidiaries. TEPPCO and TEPPCO GP have (1) designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the TEPPCO Entities and the TEPPCO Subsidiaries is made known to the management of TEPPCO GP by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the TEPPCO SEC Documents. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the TEPPCO 2008 10-K, neither TEPPCO nor TEPPCO GP is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to adversely affect the ability of TEPPCO to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in TEPPCO’s internal controls over financial reporting.
               (iv) Deloitte & Touche LLP, who audited the audited financial statements contained in the TEPPCO 2008 10-K, is an independent registered public accounting firm with respect to TEPPCO and TEPPCO GP within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
          (f) Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the TEPPCO 2008 10-K or in the financial statements (or notes thereto) included in subsequent TEPPCO SEC Documents filed prior to the date hereof, neither TEPPCO nor any of the TEPPCO Subsidiaries had at December 31, 2008, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (1) are accrued or reserved against in the financial statements of TEPPCO included in the TEPPCO SEC Documents filed prior to the date hereof, or reflected in the notes thereto or (2) were incurred since December 31, 2008 in the ordinary course of business and consistent with past practices or (ii) liabilities, obligations or contingencies that (1) would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, or (2) have been discharged or paid in full prior to the date hereof.
          (g) Absence of Certain Changes or Events.
               (i) Since December 31, 2008, no event or events have occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole.
               (ii) Except as set forth in Section 4.1(g)(ii) of the TEPPCO Disclosure Schedule or as provided in this Agreement, since December 31, 2008, TEPPCO and the TEPPCO Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.
               (iii) Except as set forth in Section 4.1(g)(iii) of the TEPPCO Disclosure Schedule, or as permitted under Section 5.1(h) of the TEPPCO Disclosure Schedule, since December 31, 2008, neither TEPPCO nor any of the TEPPCO Subsidiaries has recommended to EPCO, except for such actions prior to the date hereof as were in the ordinary course of business consistent with past practice or except as required by applicable law, (x) to increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director of TEPPCO GP from the amount thereof in effect as of December 31, 2008, or (y) to grant any retention, severance or termination pay, entered into any contract to make or grant any retention, severance or termination pay, or paid any bonuses to any executive officer or director of TEPPCO GP.
               (iv) Since December 31, 2008 and prior to the date hereof, TEPPCO has not declared or made any distributions on TEPPCO Units other than its regular quarterly distribution as follows:

Amount per
Quarter	TEPPCO Unit
First Quarter 2009	$0.725
          (h) Legal Proceedings. Except as set forth in Section 4.1(h) of the TEPPCO Disclosure Schedule, there is no suit, action or proceeding or investigation pending before any Governmental Entity or, to the Knowledge of any of the TEPPCO Entities, threatened, against or affecting any of the TEPPCO Entities or any of the TEPPCO Subsidiaries that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against any TEPPCO Entity or TEPPCO Subsidiary having, or which would reasonably be expected to have, individually or in the aggregate, any such effect.
          (i) Compliance with Applicable Law. The TEPPCO Entities and each of the TEPPCO Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default under any, applicable law, statute, order, rule, regulation, judgment or decree of any Governmental Entity relating to the TEPPCO Entities or any TEPPCO Subsidiary, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole.
          (j) Contracts.
               (i) Except for this Agreement or as designated as an exhibit to the TEPPCO 2008 10-K or to a TEPPCO SEC Document filed thereafter and prior to the date of this Agreement, and except as set forth in Section 4.1(j)(i) of the TEPPCO Disclosure Schedule, neither of the TEPPCO Entities nor any of the TEPPCO Subsidiaries is a party to or bound by, as of the date hereof, any agreement, contract, arrangement, commitment or instrument (whether written or oral) (1) which, upon the consummation of the TEPPCO Merger or TEPPCO Unitholder Approvals, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the TEPPCO Entities, the Enterprise Entities, the Surviving Partnership or any of their respective Subsidiaries to any director, officer, employee, consultant or contractor who performs services for the benefit of any TEPPCO Entity or TEPPCO Subsidiary, (2) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K), or which, if entered into, amended, terminated or otherwise created or modified on or after the date of this Agreement, would be required to be disclosed on a Current Report on Form 8-K filed with the SEC, to be performed after the date of this Agreement that has not been filed or incorporated by reference in the TEPPCO SEC Documents filed prior to the date of this Agreement, (3) which materially restricts the conduct of any line of business by the TEPPCO Entities or any TEPPCO Subsidiaries or upon consummation of the TEPPCO Merger will materially restrict the ability of the Enterprise Entities or the Surviving Partnership or any of their respective Subsidiaries to engage in any line of business, (4) relating to any outstanding commitment for any capital expenditure in excess of $10,000,000 that is not (i) subject to an authorization for expenditure (AFE) approved prior to the date of this Agreement or (ii) allocated to EPCO under the Administrative Services Agreement, (5) with any labor union or organization, (6) except (x) as reflected in the financial statements included in the TEPPCO SEC Documents filed prior to the date hereof, (y) as reflected in the March 31, 2009 financial statements of TEPPCO delivered to the Enterprise Entities prior to the date hereof or (z) from the date hereof to the extent permitted under Section 5.1(g), indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by TEPPCO, TEPPCO GP or any of the TEPPCO Subsidiaries, (7) containing provisions triggered by change of control of TEPPCO or any of the TEPPCO Subsidiaries or (8) in favor of directors or officers relating to employment or compensation or providing rights to indemnification. Each agreement, contract, arrangement, commitment or instrument of the type described in this Section 4.1(j), whether or not set forth in the TEPPCO Disclosure Schedule or in such TEPPCO SEC Documents, is referred to herein as a “TEPPCO Contract.” True and complete copies of all such TEPPCO Contracts have been made available to the Enterprise Entities by the TEPPCO Entities.
               (ii) (1) Each TEPPCO Contract is valid and binding on TEPPCO or the TEPPCO Subsidiary that is a party thereto, as applicable, and in full force and effect, (2) TEPPCO and each of the TEPPCO Subsidiaries, as applicable, has performed all obligations required to be performed by it to date under each TEPPCO Contract to which it is subject, and (3) neither TEPPCO nor any of the TEPPCO Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of TEPPCO or any of the TEPPCO Subsidiaries under any such TEPPCO Contract, except in each case where such failure to be validly binding and in full force and effect, noncompliance, or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole.
          (k) Insurance. Section 4.1(k) of the TEPPCO Disclosure Schedule sets forth a true and complete list of all Policies insuring the TEPPCO Employees and the properties, assets, and/or operations of the TEPPCO Entities or the TEPPCO Subsidiaries.
          (l) Environmental Liability.
               (i) Except as set forth in Section 4.1(l) of the TEPPCO Disclosure Schedule, and except as would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO

Subsidiaries, taken as a whole: (1) TEPPCO and the TEPPCO Subsidiaries, and to the Knowledge of the TEPPCO Entities, the TEPPCO Partially Owned Entities, and their respective businesses, operations, properties and Assets are in compliance with all Environmental Laws and all permits, registrations, licenses, approvals, exemptions, variances, and other authorizations required under Environmental Laws (“Environmental Permits”); (2) TEPPCO, TEPPCO GP, the TEPPCO Subsidiaries, and to the Knowledge of the TEPPCO Entities, the TEPPCO Partially Owned Entities, have obtained or filed for all Environmental Permits for their respective businesses, operations, properties and Assets as they currently exist and are operated and all such Environmental Permits are currently in full force and effect; (3) no TEPPCO Entity or TEPPCO Subsidiary or any of their respective businesses, operations, properties or Assets, or, to the Knowledge of the TEPPCO Entities, the TEPPCO Partially Owned Entities, or their respective businesses, operations, properties and Assets, are subject to any pending or, to the Knowledge of the TEPPCO Entities, threatened claims, actions, suits, writs, injunctions, decrees, orders, judgments, investigations, inquiries or proceedings relating to their compliance with Environmental Laws; (4) within the five years prior to the date of this Agreement, there has been no Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by TEPPCO, TEPPCO GP, the TEPPCO Subsidiaries, or to the Knowledge of the TEPPCO Entities, the TEPPCO Partially Owned Entities, that was required to be reported under applicable Environmental Laws but was not so reported; (5) none of TEPPCO, TEPPCO GP, the TEPPCO Subsidiaries, or to the Knowledge of the TEPPCO Entities, the TEPPCO Partially Owned Entities has received any written notice asserting an alleged liability or obligation under any Environmental Laws involving the TEPPCO Entities, the TEPPCO Subsidiaries or the TEPPCO Partially Owned Entities with respect to actual or alleged Hazardous Substance contamination of any property offsite of the properties of the TEPPCO Entities or the TEPPCO Subsidiaries; (6) to the Knowledge of the TEPPCO Entities, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against the TEPPCO Entities, the TEPPCO Subsidiaries or the TEPPCO Partially Owned Entities that pertain or relate to personal injury or property damage claims relating to a Release of Hazardous Substances; (7) there have been no ruptures in the TEPPCO Pipeline Systems resulting in personal injury, loss of life, or material property damage, except to the extent any claims related to such ruptures have been resolved and (8) to the Knowledge of the TEPPCO Entities, there are no defects, corrosion or other damage to any of the TEPPCO Pipeline Systems that could reasonably be expected to create a risk of pipeline integrity failure.
               (ii) The following terms shall have the following meanings:
     (1) “Environmental Laws” means any and all laws, statutes, regulations, rules, orders, ordinances, legally enforceable directives of a Governmental Entity, agreements between a Person and any Governmental Entity and rules of common law, which are applicable to a Person (or its Subsidiaries or any of their respective businesses, operations, properties or assets) that is making a representation herein and which pertain to protection of human health (to the extent arising from exposure to Hazardous Substances) or the environment (including any generation, use, storage, treatment, or Release of Hazardous Substances into the environment) including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., the

Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Atomic Energy Act, 42 U.S.C. Section 2014 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Federal Hazardous Materials Transportation Law, 49 U.S.C. Section 5101 et seq., as each has been amended from time to time.
     (2) “Hazardous Substances” means any (x) chemical, product, substance, waste, material, pollutant or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (y) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (z) any oil or gas exploration or production waste or any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof.
     (3) “Release” means any depositing, spilling, leaking, pumping, pouring, emitting, discarding, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the environment.
          (m) Employee Benefit Plans; Distribution Reinvestment Plan.
               (i) Except as set forth in Section 4.1(m) of the TEPPCO Disclosure Schedule, no TEPPCO Entity or TEPPCO Subsidiary sponsors, maintains, participates in or contributes to or has any Benefit Plan other than the EPCO Benefit Plans and the TEPPCO Unit Plans.
               (ii) Section 4.1(m) of the TEPPCO Disclosure Schedule includes a complete list of all TEPPCO Unit Plans.
               (iii) The Board of Directors of TEPPCO GP has authorized the suspension of the issuance by TEPPCO of TEPPCO Units under the TEPPCO Distribution Reinvestment Plan.
          (n) Property of the TEPPCO Entities.
               (i) Except for Permitted Encumbrances, failures that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, or as set forth in Section 4.1(n) of the TEPPCO Disclosure Schedule, the TEPPCO Entities or the TEPPCO Subsidiaries have defensible, good and valid fee or leasehold title (or, with respect to TEPPCO Pipeline Systems, title to or interest in the applicable TEPPCO Pipeline System sufficient to enable the TEPPCO Entities or the TEPPCO Subsidiaries to continue to conduct their businesses with respect thereto without material interference as it is currently being conducted)

to or valid and enforceable Rights of Way through the TEPPCO Real Property and their other Assets, free and clear of all Encumbrances.
               (ii) Except for violations that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, or as set forth in Section 4.1(n) of the TEPPCO Disclosure Schedule, the businesses of the TEPPCO Entities or the TEPPCO Subsidiaries have been and are being operated in a manner which does not violate the terms of any Rights of Way used by the TEPPCO Entities or the TEPPCO Subsidiaries in their businesses. All Rights of Way used by the TEPPCO Entities or the TEPPCO Subsidiaries in their business are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such businesses, except where the failure of any such Right of Way to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole. Except as set forth in Section 4.1(n) of the TEPPCO Disclosure Schedule, there are no gaps in the Right of Ways used by the TEPPCO Entities and the TEPPCO Subsidiaries in their businesses that would impair the conduct of such businesses in a manner that would, or that would reasonably be expected to, have either individually or in the aggregate a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole. No part of the TEPPCO Pipeline System is located on property that is not owned in fee by the TEPPCO Entities or the TEPPCO Subsidiaries or subject to a Right of Way in favor of the TEPPCO Entities or a TEPPCO Subsidiary, where the failure of such TEPPCO Pipeline System to be so located, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole.
               (iii) There is no pending or, to the Knowledge of the TEPPCO Entities, threatened condemnation of any material part of the TEPPCO Real Property used or necessary for the conduct of the businesses of the TEPPCO Entities or the TEPPCO Subsidiaries, as they are presently conducted, by any Governmental Entity or other Person.
          (o) Intellectual Property. Except as would not reasonably be expected either individually or in the aggregate to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, and except for Intellectual Property owned by or licensed to EPCO (i) the TEPPCO Entities or the TEPPCO Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the Knowledge of the TEPPCO Entities, the use of Intellectual Property by the TEPPCO Entities or the TEPPCO Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which TEPPCO acquired the right to use such Intellectual Property, (iii) to the Knowledge of the TEPPCO Entities, no third party is challenging, infringing on or otherwise violating any right of the TEPPCO Entities in the Intellectual Property, (iv) neither any of the TEPPCO Entities nor any of the TEPPCO Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of the businesses of the TEPPCO Entities or the TEPPCO Subsidiaries as they are currently conducted, and (v) to the Knowledge of the TEPPCO Entities, no Intellectual Property is being used or enforced by the TEPPCO Entities or the TEPPCO Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of the businesses of the TEPPCO Entities or the TEPPCO Subsidiaries, as they are currently conducted.
          (p) State Takeover Laws. TEPPCO GP has approved this Agreement and the transactions contemplated by this Agreement as required under Section 17-211 of the DRULPA and any other applicable state takeover laws and any applicable provision of the TEPPCO Partnership Agreement so that any such state takeover laws and such provisions will not apply to this Agreement or any of the transactions contemplated hereby.
          (q) Opinion of Financial Advisor. The TEPPCO Special Committee has received the opinion of Credit Suisse Securities (USA) LLC, dated the date of this Agreement, to the effect that, subject to certain assumptions, qualifications, limitations and other matters, as of the date of such opinion, the Exchange Ratio to be received by the Unaffiliated TEPPCO Unitholders in the TEPPCO Merger is fair to the Unaffiliated TEPPCO Unitholders from a financial point of view, it being agreed that none of the Enterprise Entities may rely upon such opinion.
          (r) Approvals of the TEPPCO Special Committee, the TEPPCO Audit, Conflicts and Governance Committee and the Board of Directors of TEPPCO GP. At a meeting duly called and held, the TEPPCO Special Committee determined, by unanimous vote, that this Agreement and the transactions contemplated hereby are fair and reasonable to TEPPCO and the Unaffiliated TEPPCO Unitholders. At a meeting duly called and held, the TEPPCO Audit, Conflicts and Governance Committee determined, by unanimous vote, that this Agreement and the transactions contemplated hereby are fair and reasonable to TEPPCO and the Unaffiliated TEPPCO Unitholders and approved this Agreement and the transactions contemplated hereby by Special Approval. At a meeting duly called and held, the Board of Directors of TEPPCO GP has approved, and recommended that the TEPPCO Unitholders approve this Agreement and the transactions contemplated hereby.
          (s) Broker’s Fees. None of the TEPPCO Entities nor any of the TEPPCO Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement, except Credit Suisse Securities (USA) LLC, whose fees and expenses will be paid by TEPPCO in accordance with the existing agreement with such firm.
          (t) Taxes. Except in each case for any exceptions that are immaterial individually and in the aggregate and except as set forth in Section 4.1(t) of the TEPPCO Disclosure Schedule: (i) all Tax Returns that were required to be filed by or with respect to TEPPCO or any of the TEPPCO Subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included, (iii) all Taxes owed by TEPPCO or any of the TEPPCO

Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established, (iv) all Tax withholding and deposit requirements imposed on or with respect to TEPPCO or any of the TEPPCO Subsidiaries have been satisfied in full in all respects, (v) there are no Encumbrances on any of the assets of TEPPCO or any of the TEPPCO Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, (vi) there is no action, suit, proceeding, investigation, audit or written claim now pending against, or with respect to, TEPPCO or any of the TEPPCO Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to TEPPCO or any of the TEPPCO Subsidiaries, (vii) no written claim has been made by any Governmental Entity in a jurisdiction where TEPPCO or any of the TEPPCO Subsidiaries does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has such assertion been threatened or proposed in writing, (viii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to TEPPCO or any of the TEPPCO Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of TEPPCO or any of the TEPPCO Subsidiaries, (ix) none of TEPPCO or any of the TEPPCO Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period, (x) none of TEPPCO or any of the TEPPCO Subsidiaries is a party to a Tax allocation or sharing agreement, and no payments are due or will become due by any of the TEPPCO Entities or any of the TEPPCO Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement, (xi) none of TEPPCO or any of the TEPPCO Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than a TEPPCO Entity or any of the TEPPCO Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (xii) TEPPCO is not a “foreign person” within the meaning of Section 1445 of the Code, (xiii) each of the TEPPCO Entities and any TEPPCO Subsidiary that is classified as a partnership for United States federal tax purposes has in effect an election under Section 754 of the Code, (xiv) TEPPCO is a “publicly traded partnership” for United States federal income tax purposes, (xv) at least 90% of the gross income of TEPPCO for each taxable year since its formation up to and including the current taxable year has been from sources that TEPPCO’s counsel has opined or will opine prior to the Closing are treated as “qualifying income” within the meaning of Section 7704(d) of the Code, and (xvi) none of the TEPPCO Entities or any TEPPCO Subsidiary has elected to be treated as a corporation for U.S. federal income tax purposes.
          (u) Labor Relations; Collective Bargaining Agreements. Except as set forth in Section 4.1(u) of the TEPPCO Disclosure Schedule, neither of the TEPPCO Entities nor any of the TEPPCO Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by TEPPCO or any of the TEPPCO Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by TEPPCO or any of the TEPPCO Subsidiaries. No labor organization or group of employees of EPCO who are situated at any facility (or on any vessel) owned, leased or operated by TEPPCO or any TEPPCO Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the TEPPCO Entities, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole, to the Knowledge of any of the TEPPCO Entities, (i) there is no labor dispute, strike, slowdown or work stoppage against TEPPCO or any of the TEPPCO Subsidiaries pending or threatened against TEPPCO or any of the TEPPCO Subsidiaries and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to TEPPCO or any of the TEPPCO Subsidiaries.
          (v) Regulation as an Investment Company. None of the TEPPCO Entities nor any of the TEPPCO Subsidiaries is an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
          (w) Jones Act. To the knowledge of the TEPPCO Entities, each TEPPCO Entity and each TEPPCO Subsidiary is a “citizen of the United States” as such term is defined in Section 2 of the Shipping Act of 1916, as amended (46 U.S.C. Section 802), and has been for as long as it has owned or operated any vessels in the United States coastwise trade.
          (x) TEPPCO Unit Purchase Plan. The Board of TEPPCO GP has authorized the suspension of the issuance of TEPPCO Units under the TEPPCO Unit Purchase Plan, effective immediately, subject to the authority of EPCO to effectuate suspension of such plan in its discretion.
     4.2 Representations and Warranties of the Enterprise Entities. Except as disclosed in a section of the Enterprise disclosure schedule delivered to the TEPPCO Entities concurrently herewith (the “Enterprise Disclosure Schedule”) corresponding to the subsection of this Section 4.2 to which such disclosure applies (provided that the disclosure in any paragraph of the Enterprise Disclosure Schedule shall qualify other paragraphs in this Section 4.2 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs), or as disclosed in the Enterprise SEC Documents filed prior to the date hereof to the extent such disclosure on its face appears to constitute information that would reasonably be deemed a qualification or exception to the following representations and warranties, each of the Enterprise Entities represents and warrants to the TEPPCO Entities as follows:
          (a) Organization.
               (i) Each of Enterprise GP and Enterprise Sub B is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Enterprise is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of Enterprise and Enterprise GP has the requisite limited partnership or limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to have such power or authority or be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the TEPPCO Subsidiaries, taken as a whole. True and complete copies of the Enterprise Entities Organizational Documents, as in effect as of the date of this Agreement, have previously been made available to the TEPPCO Entities by the Enterprise Entities.
               (ii) Each Enterprise Subsidiary (1) is duly organized and validly existing under the laws of its jurisdiction of organization, (2) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified and (3) has all requisite corporate, partnership or limited liability company power and authority to own or lease its properties and assets and to carry on its business as now conducted except in each case where the failure to have such power or authority or to be so organized in existence or qualified, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole.
               (iii) Section 4.2(a)(iii) of the Enterprise Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the Enterprise Entities and Enterprise Partially Owned Entities, together with (1) the nature of the legal organization of such Person, (2) the jurisdiction of organization or formation of such Person, (3) the name of each Enterprise Entity, Enterprise Subsidiary or Enterprise Partially Owned Entity that owns directly or of record any equity or similar interest in such Person, and (4) the percentage interest (expressed as a percentage or other amount) owned by such Enterprise Entity, Enterprise Subsidiary or Enterprise Partially Owned Entity in such Person. Except as set forth in Section 4.2(a)(iii) of the Enterprise Disclosure Schedule, neither of the Enterprise Entities nor any direct or indirect wholly owned Enterprise Subsidiary is subject to any obligation in excess of $1,000,000 to make any investment or capital contribution, or any loan or any payment pursuant to a guarantee for the payment of indebtedness for borrowed money, to any Enterprise Subsidiary that is not wholly owned.
          (b) Capitalization. Except as set forth in Section 4.2(b) of the Enterprise Disclosure Schedule:
               (i) Enterprise GP is the sole general partner of Enterprise. Enterprise GP is the beneficial owner and sole record owner of the general partner interest in Enterprise and such general partner interest has been duly authorized and validly issued in accordance with applicable laws and the Enterprise Partnership Agreement. Enterprise GP owns such general partner interest free and clear of any Encumbrances except pursuant to the Enterprise Entities Organizational Documents. Enterprise GP is the beneficial owner and sole record holder of all of the Enterprise Incentive Distribution Rights and owns such rights free and clear of all Encumbrances except pursuant to the Enterprise Entities Organizational Documents. Enterprise GP has no Voting Debt.
               (ii) Enterprise has no limited partner interests or other partnership or equity interests issued and outstanding other than, as of the date of this Agreement: (1) 460,249,247 Enterprise Units, including 2,935,450 outstanding restricted Enterprise Units subject to vesting, (2) the general partner interest and Enterprise Incentive Distribution Rights described in Section 4.2(b)(i) above, (3) outstanding options to purchase 3,943,500 Enterprise Units at the exercise prices and with the vesting schedules provided to the TEPPCO Entities in writing, and (4) other equity awards issued under the Enterprise Unit Plans that provide for the issuance of up to 100,600 Enterprise Units, with the vesting schedules and exercise prices, as applicable, provided to the TEPPCO Entities in writing. Except as set forth in the preceding sentence, rights to purchase under the Enterprise Unit Purchase Plan or pursuant to the Enterprise Entities Organizational Documents, as of the date of this Agreement, there are no outstanding (x) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Enterprise GP, Enterprise or any of the Enterprise Subsidiaries to issue, transfer or sell any partnership interest or other equity interest in Enterprise or any Enterprise Subsidiary or securities convertible into or exchangeable for such partnership interests or equity interests or (y) contractual obligations of Enterprise GP, Enterprise or any of the Enterprise Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in Enterprise or any of the Enterprise Subsidiaries or any such securities or agreements listed in clause (x) of this sentence. Enterprise and the Enterprise Subsidiaries have no Voting Debt.
               (iii) Each of the Enterprise Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable laws and the Enterprise Partnership Agreement, and are fully paid (to the extent required under the Enterprise Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-607 and 17-804 of the DRULPA). Such Enterprise Units were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding on Enterprise. All of the outstanding equity interests of the Enterprise Subsidiaries and the Enterprise Partially Owned Entities have been duly authorized and are validly issued, fully paid (to the extent required under the applicable governing documents) and non-assessable and free of pre-emptive rights (except (1) with respect to general partner interests, (2) as set forth to the contrary in the applicable governing documents and (3) to the extent such non-assessability may be affected by applicable laws, including Sections 17-607 and 17-804 of the DRULPA or Section 18-607 of the LLC Act) and were not issued in violation of pre-emptive or similar rights; and all such units, shares and other equity interests, other than interests in Enterprise Partially Owned Entities that are owned by others, are owned, directly or indirectly, by Enterprise, free and clear of all Encumbrances, except pursuant to applicable governing documents.
               (iv) The limited liability company interests of Enterprise Sub B have been duly authorized and validly issued in accordance with the LLC Act, and are fully paid (to the extent required under its limited liability company agreement) and non-assessable (except to the extent such non-assessability may be affected by Section 18-607 of the LLC Act). The limited liability company interests of Enterprise Sub B were not issued in violation of pre-emptive or similar rights or any other agreement or understanding binding on any of the Enterprise Entities.

          (c) Authority; No Violation.
               (i) Each Enterprise Entity has the requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by vote of the Board of Directors of Enterprise GP, at a duly convened meeting thereof and by Enterprise GP, for itself and as general partner of Enterprise, Enterprise Sub B and by Enterprise, as sole member of Enterprise Sub B. No other limited liability company or limited partnership votes or approvals on the part of the Enterprise Entities are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Enterprise Entities and (assuming due authorization, execution and delivery by each of the TEPPCO Entities) constitutes a valid and binding obligation of each of the Enterprise Entities, enforceable against each of the Enterprise Entities in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).
               (ii) Neither the execution and delivery of this Agreement by the Enterprise Entities, nor the consummation by the Enterprise Entities of the transactions contemplated hereby, nor compliance by the Enterprise Entities with any of the terms or provisions hereof, will (1) violate any provision of the Enterprise Entities Organizational Documents or the organizational documents of the Enterprise Subsidiaries or (2) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained, (x) violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Enterprise Entities, any of the Enterprise Subsidiaries or, to the Enterprise Entities’ Knowledge, the Enterprise Partially Owned Entities or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of any Enterprise Entity, any Enterprise Subsidiary or, to the Enterprise Entities’ Knowledge, any Enterprise Partially Owned Entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Enterprise Entity, any Enterprise Subsidiary or, to the Enterprise Entities’ Knowledge, any Enterprise Partially Owned Entity is a party, or by which they or any of their respective properties or assets are bound, except (in the case of clause (2) (y) above) for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole.
          (d) Consents and Approvals. Except for (i) the Necessary Consents and (ii) such other consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (1) the execution and delivery by the Enterprise Entities of this Agreement and (2) the consummation by the Enterprise Entities of the transactions contemplated by this Agreement.
          (e) Financial Reports and SEC Documents; Disclosure and Internal Controls.
               (i) The Enterprise 2008 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Enterprise or any of the Enterprise Subsidiaries subsequent to December 31, 2008, including, but not limited to, items incorporated by reference into such reports, registration statements, definitive proxy statements or information statements under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the “Enterprise SEC Documents”), with the SEC as of their respective dates, (1) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (2) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The historical financial statements (including the related notes and supporting schedule) contained in the Enterprise SEC Documents (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods (subject, in the case of unaudited financial statements, to normal year-end adjustments), and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, except in each case to the extent disclosed therein. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the Enterprise SEC Documents. No enforcement action has been initiated, or to the Knowledge of the Enterprise Entities, is threatened, against any of the Enterprise Entities relating to disclosures contained in any Enterprise SEC Document.
               (ii) Prior to the date of this Agreement, the Board of Directors of Enterprise GP has established approval procedures for the Enterprise Entities and the Enterprise Subsidiaries with respect to interest rate swaps and the open position resulting from physical commodity transactions, exchange-traded futures and options and over-the-counter derivative instruments, and the Enterprise Entities and the Enterprise Subsidiaries are in compliance with such procedures in all material respects.
               (iii) Enterprise and Enterprise GP have designed and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (1) receipts and expenditures are made only in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of the financial statements of Enterprise in accordance with

GAAP and to maintain accountability for the assets of the Enterprise Entities and the Enterprise Subsidiaries, as applicable, (3) access to such assets is permitted only in accordance with management’s general or specific authorization, (4) the reporting of such assets is compared with existing assets at reasonable intervals, and (5) records are maintained in reasonable detail, accurately and fairly to reflect the transactions and dispositions of Enterprise and the Enterprise Subsidiaries. Enterprise and Enterprise GP have (1) designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the Enterprise Entities and the Enterprise Subsidiaries is made known to the management of Enterprise GP by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Enterprise SEC Documents. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the Enterprise 2008 10-K, neither Enterprise nor Enterprise GP is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to adversely affect the ability of Enterprise to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in Enterprise’s internal controls over financial reporting.
               (iv) Deloitte & Touche LLP, who audited the audited financial statements contained in the Enterprise 2008 10-K, is an independent registered public accounting firm with respect to Enterprise and Enterprise GP within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
          (f) Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the Enterprise 2008 10-K or in the financial statements included in subsequent Enterprise SEC Documents filed prior to the date hereof, none of the Enterprise Entities or Enterprise Subsidiaries had at December 31, 2008, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (1) are accrued or reserved against in the financial statements of Enterprise included in the Enterprise SEC Documents filed prior to the date hereof, or reflected in the notes thereto or (2) were incurred since December 31, 2008 in the ordinary course of business and consistent with past practices or (ii) liabilities, obligations or contingencies that (1) would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, or (2) have been discharged or paid in full prior to the date hereof.
          (g) Absence of Certain Changes or Events.
               (i) Since December 31, 2008, no event or events have occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole.

               (ii) Except as set forth in Section 4.2(g)(ii) of the Enterprise Disclosure Schedule or as provided in this Agreement, since December 31, 2008, the Enterprise Entities and the Enterprise Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.
               (iii) Except as set forth in Section 4.2(g)(iii) of the Enterprise Disclosure Schedule, since December 31, 2008, none of the Enterprise Entities or Enterprise Subsidiaries has recommended to EPCO, except for such actions prior to the date hereof as were in the ordinary course of business consistent with past practice or except as required by applicable law, (x) to increase the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer or director of Enterprise GP from the amount thereof in effect as of December 31, 2008, or (y) to grant any retention, severance or termination pay, entered into any contract to make or grant any retention, severance or termination pay, or paid any bonuses to any executive officer or director of Enterprise GP.
               (iv) Since December 31, 2008 and prior to the date hereof, Enterprise has not declared any distributions on Enterprise Units other than its regular quarterly distributions as follows:

Amount per
Quarter	Enterprise Unit
First Quarter (2009)	$0.5375
          (h) Legal Proceedings. Except as set forth in Section 4.2(h) of the Enterprise Disclosure Schedule, there is no suit, action or proceeding or investigation pending before any Governmental Entity or, to the Knowledge of the Enterprise Entities, threatened, against or affecting any Enterprise Entity or any Enterprise Subsidiary that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against any Enterprise Entity or Enterprise Subsidiary having, or which would reasonably be expected to have, individually or in the aggregate, any such effect.
          (i) Compliance with Applicable Law. The Enterprise Entities and Enterprise Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default under any, applicable law, statute, order, rule, regulation, judgment or decree of any Governmental Entity relating to any of the Enterprise Entities or Enterprise Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Enterprise Entities.

          (j) Contracts.
               (i) Except for this Agreement or as designated as an exhibit to the Enterprise 2008 10-K or to an Enterprise SEC Document filed thereafter and prior to the date of this Agreement, and except as set forth in Section 4.2(j)(i) of the Enterprise Disclosure Schedule neither of the Enterprise Entities nor any of their Subsidiaries is a party to or bound by, as of the date hereof, any agreement, contract, arrangement, commitment or instrument (whether written or oral) (1) which will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from any Enterprise Entity or Enterprise Subsidiary to any director, officer or employee who performs services for the benefit thereof, (2) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K), or which, if entered into, amended, terminated or otherwise created or modified on or after the date of this Agreement, would be required to be disclosed on a Current Report on Form 8-K filed with the SEC, to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Enterprise SEC Documents filed prior to the date of this Agreement, (3) which materially restricts the conduct of any line of business by the Enterprise Entities or any of their respective Subsidiaries or upon consummation of the TEPPCO Merger will materially restrict the ability of the Enterprise Entities to engage in any line of business, (4) relating to any outstanding commitment for any capital expenditure in excess of $100,000,000 that is not (i) subject to an authorization for expenditure (AFE) approved prior to the date of this Agreement or (ii) allocated to EPCO under the Administrative Services Agreement, (5) with any labor union or organization, (6) except as (x) reflected in the financial statements included in the Enterprise SEC Documents filed prior to the date hereof, (y) as reflected in the March 31, 2009 financial statements of Enterprise delivered to the TEPPCO Entities prior to the date hereof or (z) from the date hereof, indentures, mortgages, liens, promissory notes, loan agreements, guarantees or other arrangements relating to the borrowing of money by any of the Enterprise Entities or any of the Enterprise Subsidiaries, (7) containing provisions triggered by change of control of any of the Enterprise Entities or any of the Enterprise Subsidiaries or (8) in favor of directors or officers relating to employment or compensation or providing rights to indemnification. Each agreement, contract, arrangement, commitment or instrument of the type described in this Section 4.2(j), whether or not set forth in the Enterprise Disclosure Schedule or in such Enterprise SEC Documents, is referred to herein as an “Enterprise Contract.” True and complete copies of all such Enterprise Contracts have been made available by the Enterprise Entities to the TEPPCO Entities.
               (ii) (1) Each Enterprise Contract is valid and binding on Enterprise and any of the Enterprise Subsidiaries that is a party thereto, as applicable, and in full force and effect, (2) Enterprise and each of the Enterprise Subsidiaries, as applicable, has performed all obligations required to be performed by it to date under each Enterprise Contract to which it is subject, and (3) none of the Enterprise Entities or the Enterprise Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of Enterprise or any of the Enterprise Subsidiaries under any such Enterprise Contract, except in each case where such failure to be validly binding and in full force and effect, noncompliance or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole.

          (k) Insurance. Section 4.2(k) of the Enterprise Disclosure Schedule sets forth a true and complete list of all Policies insuring the properties, assets, employees and/or operations of the Enterprise Entities or the Enterprise Subsidiaries.
          (l) Environmental Liability. Except as set forth in Section 4.2(l) of the Enterprise Disclosure Schedule, and except as would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Enterprise Entities: (1) Enterprise, Enterprise GP and the Enterprise Subsidiaries, and to the Knowledge of the Enterprise Entities, the Enterprise Partially Owned Entities, and their respective businesses, operations, properties and Assets are in compliance with all Environmental Laws and all Environmental Permits; (2) Enterprise, Enterprise GP, the Enterprise Subsidiaries, and to the Knowledge of the Enterprise Entities, the Enterprise Partially Owned Entities, have obtained or filed for all Environmental Permits for their respective businesses, operations, properties and Assets as they currently exist and are operated and all such Environmental Permits are currently in full force and effect; (3) no Enterprise Entity or Enterprise Subsidiaries or any of their respective businesses, operations, properties or Assets, or, to the Knowledge of the Enterprise Entities, the Enterprise Partially Owned Entities, or their respective businesses, operations, properties and Assets are subject to any pending or, to the Knowledge of the Enterprise Entities, threatened claims, actions, suits, writs, injunctions, decrees, orders, judgments, investigations, inquiries or proceedings relating to their compliance with Environmental Laws; (4) within the five years prior to the date of this Agreement, there has been no Release of Hazardous Substances on, under or from the current or former property owned, leased or operated by Enterprise, Enterprise GP, the Enterprise Subsidiaries, or to the Knowledge of the Enterprise Entities, the Enterprise Partially Owned Entities, that was required to be reported under applicable Environmental Laws but was not so reported; (5) none of Enterprise, Enterprise GP, the Enterprise Subsidiaries, or to the Knowledge of the Enterprise Entities, the Enterprise Partially Owned Entities has received any written notice asserting an alleged liability or obligation under any Environmental Laws involving the Enterprise Entities, the Enterprise Subsidiaries or the Enterprise Partially Owned Entities with respect to the actual or alleged Hazardous Substance contamination of any property offsite of the properties of the Enterprise Entities or the Enterprise Subsidiaries; (6) to the Knowledge of the Enterprise Entities, there are not any existing, pending or threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Entity directed against the Enterprise Entities, the Enterprise Subsidiaries or the Enterprise Partially Owned Entities that pertain or relate to personal injury or property damage claims relating to a Release of Hazardous Substances; (7) there have been no ruptures in the Enterprise Pipeline Systems resulting in personal injury, loss of life, or material property damage, except to the extent any claims related to such ruptures have been resolved and (8) to the Knowledge of the Enterprise Entities, there are no defects, corrosion or other damage to any of the Enterprise Pipeline Systems that could reasonably be expected to create a risk of pipeline integrity failure.
          (m) Employee Benefit Plans.
               (i) No Enterprise Entity or Enterprise Subsidiary sponsors, maintains, participates in or contributes to any Benefit Plan other than the EPCO Benefit Plans and the Enterprise Unit Plans.

               (ii) Section 4.2(m) of the Enterprise Disclosure Schedule includes a complete list of all Enterprise Unit Plans.
          (n) Property of the Enterprise Entities.
               (i) Except for Permitted Encumbrances, failures that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, or as set forth in Section 4.2(n) of the Enterprise Disclosure Schedule, the Enterprise Entities or the Enterprise Subsidiaries have defensible, good and valid fee or leasehold title (or, with respect to Enterprise Pipeline Systems, title to or interest in the applicable Enterprise Pipeline System sufficient to enable the Enterprise Entities and the Enterprise Subsidiaries to continue to conduct their businesses with respect thereto without material interference as it is currently being conducted) to or valid and enforceable Rights of Way through the Enterprise Real Property and their other Assets, free and clear of all Encumbrances.
               (ii) Except for violations that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, or as set forth in Section 4.2(n) of the Enterprise Disclosure Schedule, the businesses of the Enterprise Entities and the Enterprise Subsidiaries have been and are being operated in a manner which does not violate the terms of any Rights of Way used by the Enterprise Entities or the Enterprise Subsidiaries in their businesses. All Rights of Way used by the Enterprise Entities or the Enterprise Subsidiaries in their business are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such businesses, except where the failure of any such Right of Way to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole. Except as set forth in Section 4.2(n) of the Enterprise Disclosure Schedule, there are no gaps in the Right of Ways used by the Enterprise Entities and the Enterprise Subsidiaries in their businesses that would impair the conduct of such businesses in a manner that would, or that would reasonably be expected to, have either individually or in the aggregate a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, and no part of the Enterprise Pipeline System is located on property that is not owned in fee by the Enterprise Entities or the Enterprise Subsidiaries or subject to a Right of Way in favor of the Enterprise Entities or an Enterprise Subsidiary, where the failure of such Enterprise Pipeline System to be so located either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole.
               (iii) There is no pending or, to the Knowledge of the Enterprise Entities, threatened condemnation of any material part of the Enterprise Real Property used or necessary for the conduct of the businesses of the Enterprise Entities and the Enterprise Subsidiaries, as they are presently conducted, by any Governmental Entity or other Person.

          (o) Intellectual Property. Except as would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Enterprise Entities, and except for Intellectual Property owned by or licensed to EPCO, (i) the Enterprise Entities or the Enterprise Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the Knowledge of the Enterprise Entities, the use of Intellectual Property by the Enterprise Entities or the Enterprise Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, its use is in accordance in all material respects with the applicable license pursuant to which Enterprise acquired the right to use such Intellectual Property, (iii) to the Knowledge of the Enterprise Entities, no third party is challenging, infringing on or otherwise violating any right of the Enterprise Entities in the Intellectual Property, (iv) neither any of the Enterprise Entities nor any of the Enterprise Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of the businesses of the Enterprise Entities or the Enterprise Subsidiaries as they are currently conducted, and (v) to the Knowledge of the Enterprise Entities, no Intellectual Property is being used or enforced by the Enterprise Entities or the Enterprise Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of the businesses of the Enterprise Entities and the Enterprise Subsidiaries as they are currently conducted.
          (p) State Takeover Laws. Enterprise GP, on behalf of Enterprise, has approved this Agreement and the transactions contemplated by this Agreement as required under Section 17-211 of the DRULPA and any other applicable state takeover laws and any applicable provision of the Enterprise Partnership Agreement or the Enterprise GP limited liability company agreement so that any such state takeover laws and such provisions will not apply to this Agreement or any of the transactions contemplated hereby.
          (q) Opinion of Financial Advisors. Enterprise and the Enterprise Special Committee have received the opinion of Barclays Capital Inc., dated the date of this Agreement, to the effect that, as of the date of this Agreement, the aggregate consideration to be paid by Enterprise in the TEPPCO Merger and the TEPPCO GP Merger is fair to Enterprise from a financial point of view. The Enterprise Special Committee has received the opinion of Lazard Frères & Co, LLC, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the aggregate consideration to be paid by Enterprise in the TEPPCO Merger and the TEPPCO GP Merger is fair to Enterprise from a financial point of view.
          (r) Approvals of the Enterprise Special Committee and the Board of Directors of Enterprise GP. At a meeting duly called and held, the Enterprise Special Committee determined, by unanimous vote, that this Agreement and the transactions contemplated hereby, including the issuance of Enterprise Units constituting the TEPPCO Consideration, are fair and reasonable to Enterprise. At a meeting duly called and held, the Board of Directors of Enterprise GP has approved this Agreement and the transactions contemplated hereby and declared the advisability of the issuance of the Enterprise Units constituting the TEPPCO Consideration.
          (s) Approval by Enterprise Sub B. Enterprise, as the sole member of Enterprise Sub B, has duly approved this Agreement and the TEPPCO Merger.

          (t) Broker’s Fees. None of the Enterprise Entities nor any of the Enterprise Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement, other than Barclays Capital Inc. and Lazard Frères & Co, LLC, whose fees and expenses will be paid by Enterprise in accordance with the existing agreement with such firm.
          (u) Taxes. Except in each case for any exceptions that are immaterial individually and in the aggregate and except as set forth in Section 4.2(u) of the Enterprise Disclosure Schedule: (i) all Tax Returns that were required to be filed by or with respect to Enterprise or any of the Enterprise Subsidiaries have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been so included, (iii) all Taxes owed by Enterprise or any of the Enterprise Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established, (iv) all Tax withholding and deposit requirements imposed on or with respect to Enterprise or any of the Enterprise Subsidiaries have been satisfied in full in all respects, (v) there are no Encumbrances on any of the assets of Enterprise or any of the Enterprise Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, (vi) there is no action, suit, proceeding, investigation, audit or written claim now pending against, or with respect to, Enterprise or any of the Enterprise Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to Enterprise or any of the Enterprise Subsidiaries, (vii) no written claim has been made by any Governmental Entity in a jurisdiction where Enterprise or any of the Enterprise Subsidiaries does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has such assertion been threatened or proposed in writing, (viii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Enterprise or any of the Enterprise Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to Enterprise or any of the Enterprise Subsidiaries, (ix) none of Enterprise or any of the Enterprise Subsidiaries will be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Tax authority with respect to any such taxable period, (x) none of Enterprise or any of the Enterprise Subsidiaries is a party to a Tax allocation or sharing agreement, and no payments are due or will become due by Enterprise or any of the Enterprise Subsidiaries pursuant to any such agreement or arrangement or any Tax indemnification agreement, (xi) none of Enterprise or any of the Enterprise Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than an Enterprise Entity or any of the Enterprise Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (xii) Enterprise is not a “foreign person” within the meaning of Section 1445 of the Code, (xiii) each Enterprise Entity and any Enterprise Subsidiary that is classified as a partnership for United States federal tax purposes has in effect an election under Section 754 of the Code, (xiv) Enterprise is a “publicly traded partnership” for United States federal income tax purposes, (xv) at least 90% of the gross income of Enterprise for each taxable year since its formation up to and including the current taxable year has been from sources that Enterprise’s counsel has opined will be treated as “qualifying income” within the meaning of

Section 7704(d) of the Code and (xvi) none of the Enterprise Entities or any Enterprise Subsidiary has elected to be treated as a corporation for U.S. federal income tax purposes.
          (v) Labor Relations; Collective Bargaining Agreements. None of the Enterprise Entities nor any Enterprise Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Enterprise or any Enterprise Subsidiary, and no collective bargaining agreement or other labor union contract is being negotiated by Enterprise or any Enterprise Subsidiary. No labor organization or group of employees of EPCO who are situated at any facility owned, leased or operated by Enterprise or any Enterprise Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the TEPPCO Entities, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Except as would not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, to the Knowledge of any TEPPCO Entity, (i) there is no labor dispute, strike, slowdown or work stoppage against Enterprise or any Enterprise Subsidiary pending or threatened against Enterprise or any Enterprise Subsidiary and (ii) no unfair labor practice or labor charge or complaint has occurred with respect to Enterprise or any Enterprise Subsidiary.
          (w) Regulation as an Investment Company. None of the Enterprise Entities nor any of the Enterprise Subsidiaries is an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
ARTICLE 5
COVENANTS RELATING TO CONDUCT OF BUSINESS
          5.1 Covenants of TEPPCO Entities. During the period from the date of this Agreement and continuing until the TEPPCO Effective Time, each of the TEPPCO Entities agrees as to itself and the TEPPCO Subsidiaries that without the written consent of Enterprise, which shall not be unreasonably withheld, delayed or conditioned (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the TEPPCO Disclosure Schedule):
          (a) New Business; Capital Expenditures; Acquisitions. Except for acquisitions set forth in Section 5.1(a) of the TEPPCO Disclosure Schedule, the TEPPCO Entities shall not, and shall not permit any of the TEPPCO Subsidiaries to, (i) enter into any new material line of business or (ii) (A) incur or commit to any capital expenditures or any obligations or liabilities to unaffiliated third parties in connection therewith, or (B) acquire, or agree to acquire, by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets to be used in the operations of the business of TEPPCO and its respective Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor and which acquisitions are in the ordinary course of business consistent with past practice), other than capital expenditures and obligations or liabilities in connection therewith and acquisitions collectively (1) not exceeding $15 million individually, or $25 million in the aggregate, (2) subject to authorizations for expenditures (AFEs) approved prior to the date of this Agreement, (3) allocated by EPCO under the Administrative Services Agreement, (4) approved by the management committee of Jonah Gas Gathering Company or (5) as required on an emergency basis or for the safety of persons or the environment.
          (b) Ordinary Course. The TEPPCO Entities and TEPPCO Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practices in all material respects, and shall use their reasonable best efforts consistent with the other provisions of this Agreement to keep available the services of their respective present officers and key employees, preserve their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them.
          (c) Distributions; Changes in Unit Capital. Except as required under the TEPPCO Partnership Agreement or the organizational documents of the TEPPCO Subsidiaries, (i) TEPPCO shall not, and shall not permit any of the TEPPCO Subsidiaries to declare or pay any distributions in respect of any of its equity securities or partnership units, except (A) solely in the case of TEPPCO, subject to Section 6.10, the declaration and payment of regular quarterly cash distributions not in excess of $0.725 per TEPPCO Unit, plus any corresponding distribution on the general partner interest and TEPPCO Incentive Distribution Rights, with usual record and payment dates for such distributions in accordance with past distribution practice, and (B) the declaration and payment of regular distributions from a Partially Owned Entity of TEPPCO or a Subsidiary of TEPPCO in accordance with past distribution practice, or (C) the declaration and payment of distributions from any wholly owned (directly or indirectly) Subsidiary of TEPPCO and (ii) the TEPPCO Entities shall not, and shall not permit any of the TEPPCO Subsidiaries to (A) split, combine or reclassify any of its equity securities or partnership units or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its equity securities or partnership units, except for any such transaction by a wholly owned Subsidiary of any TEPPCO Entity that remains a wholly owned Subsidiary of such TEPPCO Entity after consummation of such transaction or (B) repurchase, redeem or otherwise acquire any of its equity securities or partnership units or any securities convertible into or exercisable for any equity securities or partnership units.
          (d) Issuance of Securities. The TEPPCO Entities shall not, and shall not permit any of the TEPPCO Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any of its equity securities or partnership units of any class (including, but not limited to, in the case of TEPPCO, any general partner interests or limited partner interests), any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, partnership units or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than issuances, sales or deliveries (i) by a wholly owned TEPPCO Subsidiary of equity securities or partnership units to such TEPPCO Subsidiary’s parent or another wholly owned TEPPCO Subsidiary, (ii) pursuant to the TEPPCO Unit Purchase Plan with respect to employee elections made to the extent of payroll amounts withheld on or prior to July 31, 2009 or such later date as EPCO may determine, upon reasonable advance notice to TEPPCO, and (iii) pursuant to awards outstanding prior to the date of this Agreement under the TEPPCO Unit Plans and which are reflected in Section 4.1(b)(ii).
          (e) Governing Documents. Except to the extent required to comply with their obligations hereunder or with applicable law, the TEPPCO Entities shall not amend or propose to amend, and shall cause each of the TEPPCO Subsidiaries not to amend, their partnership agreement or limited liability company agreement or similar organizational documents in a manner that would be adverse to the Enterprise Entities.
          (f) No Dispositions. The TEPPCO Entities shall not, and shall not permit any of the TEPPCO Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, in each case including but not limited to by way of merger, any of their assets (including equity securities or partnership units of Subsidiaries of any of the TEPPCO Entities), except for (i) in the case of assets that are not equity securities or partnership units, dispositions or Encumbrances of inventory, worn-out or obsolete equipment or immaterial assets in the ordinary course of business consistent with past practice, (ii) permanently idled assets after reasonable prior notice to Enterprise, (iii) in the ordinary course of business consistent with past practice or (iv) dispositions to or from wholly-owned Subsidiaries of TEPPCO, or dispositions to Partially Owned Entities of TEPPCO to the extent required pursuant to the governing documents of such entities set forth, or not required to be set forth, in Section 4.1(a)(iii) of the TEPPCO Disclosure Schedules.
          (g) Investments; Indebtedness. The TEPPCO Entities shall not, and shall not permit any of the TEPPCO Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) loans or investments by the TEPPCO Entities or any of their wholly owned Subsidiaries to any of their wholly owned Subsidiaries or parent wholly owning such entity or to Partially Owned Entities of the TEPPCO Entities to the extent required pursuant to the governing documents of such entity, or (y) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the TEPPCO Entities and the TEPPCO Subsidiaries taken as a whole (provided that none of such transactions referred to in this clause (y) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the TEPPCO Merger under Regulatory Law) or (ii) except for (A) solely with respect to TEPPCO and any of the TEPPCO Subsidiaries, additional borrowing under existing loan agreements and refinancing or replacement of such agreements or obligations thereunder and (B) borrowings (and associated guarantees) of up to an aggregate of $200 million principal amount of indebtedness under one or more new short-term credit facilities, incur any indebtedness for borrowed money or guarantee or assume any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the TEPPCO Entities or any of the TEPPCO Subsidiaries, guarantee any indebtedness or obligation of another Person, enter into any “keep well” or other agreement to maintain any financial condition of another Person (other than any wholly owned Subsidiary). Notwithstanding any other provision of this Agreement, TEPPCO and the TEPPCO Subsidiaries shall be entitled to transfer funds and make payments to TEPPCO GP and the TEPPCO Subsidiaries (i) to reimburse TEPPCO GP and the TEPPCO Subsidiaries for obligations (which otherwise were incurred in compliance with the TEPPCO GP Merger Agreement) of TEPPCO or the TEPPCO Subsidiaries incurred by TEPPCO GP or the TEPPCO Subsidiaries or (ii) in the ordinary course of business consistent with past practice.

          (h) Compensation. Except (i) as disclosed on Section 5.1(h) of the TEPPCO Disclosure Schedule or except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date hereof between the TEPPCO Entities or any of their respective Subsidiaries and any director, officer, employee or consultant thereof identified on Section 5.1(h) of the TEPPCO Disclosure Schedule, or (ii) as otherwise agreed by Enterprise and TEPPCO, the TEPPCO Entities shall not and shall not permit any of the TEPPCO Subsidiaries to recommend to EPCO to (A) increase the amount of compensation of, or pay any severance to, any director, officer, employee or consultant of the TEPPCO Entities or any of the TEPPCO Subsidiaries, (B) make any increase in or commitment to increase any employee benefits, (C) grant any equity-based awards, (D) adopt, enter into or amend, make any commitment to adopt, enter into or amend, or take any action to clarify any provision of, any TEPPCO Unit Plan or (E) adopt, enter into or amend any collective bargaining agreement or other arrangement relating to union or organized employees.
          (i) Accounting Methods; Tax Elections. Except as disclosed in TEPPCO SEC Documents filed prior to the date of this Agreement or as required by a Governmental Entity, the TEPPCO Entities shall not change in any material respect their methods of accounting in effect at December 31, 2008, except as required by changes in GAAP as concurred in by the TEPPCO Entities’ independent public accountants. The TEPPCO Entities shall not (i) change their fiscal year or any method of tax accounting, (ii) make any material Tax election or (iii) settle or compromise any material liability for Taxes, except as required by law.
          (j) Material Contracts. Other than in the ordinary course of business consistent with past practice, as permitted by other provisions of this Section 5.1 or as disclosed on Section 5.1(j) of the TEPPCO Disclosure Schedule, neither the TEPPCO Entities nor the TEPPCO Subsidiaries shall enter into any contract or agreement that would be a TEPPCO Contract if in existence as of the date of this Agreement or terminate or amend in any material respect any TEPPCO Contract or waive any material rights under any TEPPCO Contract.
          (k) Settlement of Disputes. TEPPCO GP, TEPPCO and its respective Subsidiaries shall not settle any claim, demand, lawsuit or regulatory proceeding (i) for damages to the extent such settlement in the aggregate with all other settlements assesses damages in excess of $1,000,000 (other than claims, demands, lawsuits or regulatory proceedings to the extent insured, to the extent reserved against in the financial statements of TEPPCO included in the TEPPCO SEC Documents filed prior to the date hereof or to the extent covered by an indemnity obligation not subject to dispute from the indemnitor) or (ii) seeking an injunction or any other equitable relief, except in case of clause (i), a settlement of any such claim, demand, lawsuit or state or federal regulatory proceeding within the specific amount reserved and identified on Schedule 5.1(k) of the TEPPCO Disclosure Schedule, provided that such settlement achieves a full, final and non-appealable resolution of the matter reserved. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the TEPPCO Entities from settling the actions filed in the Court of Chancery of the State of Delaware, entitled Peter Brinkerhoff v. Texas Eastern Products Pipeline Company, LLC, et al., Civil Action No. 2427-VCL, and In re Texas Eastern Pipeline Company, LLC, Merger Litigation, Civil Action No. 4548-VCL; provided that any such settlement shall not contravene the other covenants set forth in this Section 5.1.

          (l) Governmental Filings. The TEPPCO Entities shall file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material permit, license, variance or any other material approval required by any Governmental Entity for the continuing operation of their respective businesses.
          (m) Certain Actions. The TEPPCO Entities and TEPPCO Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the TEPPCO Merger or the other transactions contemplated by this Agreement.
          (n) No Related Actions. TEPPCO shall not, and shall not permit any of the TEPPCO Subsidiaries to, agree or commit to do any of the foregoing.
          5.2 Covenants of Enterprise Entities. During the period from the date of this Agreement and continuing until the Effective Times, each of the Enterprise Entities agrees as to itself and the Enterprise Subsidiaries that without the written consent of TEPPCO, which consent shall not be unreasonably withheld, delayed or conditioned (except as expressly contemplated or permitted by this Agreement or a correspondingly numbered subsection of the Enterprise Disclosure Schedule):
          (a) New Business. The Enterprise Entities shall not, and shall not permit any of the Enterprise Subsidiaries to, enter into any new material lines of business that is not in the midstream energy business.
          (b) Ordinary Course. The Enterprise Entities and Enterprise Subsidiaries shall carry on their existing businesses in the ordinary course consistent with past practices in all material respects.
          (c) Distributions; Changes in Unit Capital. Except as required under the Enterprise Partnership Agreement or the organizational documents of the Enterprise Subsidiaries or as contemplated by this Agreement, Enterprise shall not, and shall not permit any of the Enterprise Subsidiaries to, (i) solely in the case of Enterprise, declare or pay any special or extraordinary distributions in respect of any of its partnership units or other equity securities, (ii) split, combine or reclassify any of its partnership units or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its partnership units, or (iii) repurchase, redeem or otherwise acquire any of its equity securities or partnership units, except for any such transaction by a wholly owned Enterprise Subsidiary that remains a wholly owned Enterprise Subsidiary after consummation of such transaction.
          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or applicable law, the Enterprise Entities shall not amend or propose to amend the Enterprise Entities Organizational Documents in a manner that would be materially adverse to the interests of the holders of TEPPCO Units or that would adversely affect holders of TEPPCO Units compared to holders of Enterprise Units.
          (e) No Merger. The Enterprise Entities shall not merge or consolidate with or sell all or substantially all of their assets to any Person or effect any unit exchange involving any class of Enterprise Units, other than such transactions between or among direct or indirect wholly owned Subsidiaries of Enterprise.
          (f) Accounting Methods; Tax Elections. Except as disclosed in Enterprise SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, each of the Enterprise Entities shall not change in any material respect its methods of accounting in effect at December 31, 2008, except to comply with changes in GAAP as concurred in by the Enterprise Entities’ independent public accountants. Each of the Enterprise Entities shall not (i) change its fiscal year or any method of tax accounting or (ii) make any material Tax election.
          (g) Certain Actions. The Enterprise Entities and the Enterprise Subsidiaries shall not take any action or omit to take any action which action or omission would reasonably be expected to prevent or materially delay or impede the consummation of the TEPPCO GP Merger and the TEPPCO Merger or the other transactions contemplated by this Agreement or the TEPPCO GP Merger Agreement.
          (h) No Related Actions. Each of the Enterprise Entities shall not, and shall not permit any of the Enterprise Subsidiaries to, agree or commit to do any of the foregoing.
          5.3 Governmental Filings. To the extent permitted by law or regulation or any applicable confidentiality agreement, each of the TEPPCO Entities and Enterprise shall confer on a reasonable basis with each other on operational matters. The TEPPCO Entities and Enterprise shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the TEPPCO Effective Time and shall, if requested by the Other Party (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the Other Party copies of all such reports, announcements and publications promptly upon request.
          5.4 Control of Other Party’s Business. Nothing contained in this Agreement shall give the TEPPCO Entities, directly or indirectly, the right to control or direct Enterprise’s operations or give Enterprise, directly or indirectly, the right to control or direct the TEPPCO Entities’ operations prior to the TEPPCO Effective Time. Prior to the TEPPCO Effective Time, each of the TEPPCO Entities and Enterprise Entities shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.
ARTICLE 6
ADDITIONAL AGREEMENTS
          6.1 Preparation of Proxy Statement/Prospectus; Unitholders Meeting.
          (a) The Enterprise Entities and TEPPCO Entities shall cooperate in preparing the Proxy Statement/Prospectus and other SEC filings as follows:
               (i) As promptly as reasonably practicable following the date of this Agreement, the Enterprise Entities and TEPPCO Entities shall cooperate in preparing and

TEPPCO shall cause to be filed with the SEC proxy materials for the TEPPCO Unitholder Meeting which shall constitute the Proxy Statement/Prospectus, and Enterprise shall prepare and file with the SEC the Form S-4. The Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Enterprise’s prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and other applicable law. Each of Enterprise and the TEPPCO Entities shall use reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC, and to keep the Form S-4 effective as long as is necessary to consummate the TEPPCO Merger and the related transactions contemplated hereby. Enterprise and the TEPPCO Entities shall, as promptly as practicable after receipt thereof, provide each other with copies of any written comments, and advise each other of any oral comments, with respect to the Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no filing of, or amendment or supplement (including by incorporation by reference) to, the Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Enterprise and the TEPPCO Entities, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party which are incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its governance, business, financial condition or results of operations.
               (ii) The TEPPCO Entities will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to TEPPCO Unitholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Enterprise Units issuable in connection with the TEPPCO Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Effective Times, any information relating to Enterprise or the TEPPCO Entities, or any of their respective affiliates, officers or directors, is discovered by Enterprise or the TEPPCO Entities and such information should be set forth in an amendment or supplement to either of the Form S-4 or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the TEPPCO Unitholders.
               (iii) Each of the TEPPCO Entities shall use its reasonable best efforts to ensure that none of the information to be supplied by the TEPPCO Entities or the TEPPCO Subsidiaries for inclusion or incorporation by reference in (1) the Form S-4 shall, at the time the Form S-4 and each amendment or supplement thereto, if any, becomes effective under the

Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading or (2) the Proxy Statement/Prospectus shall, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the TEPPCO Unitholder Meeting and the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The TEPPCO Entities shall use their reasonable best efforts to ensure that the Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by the TEPPCO Entities with respect to information supplied by the Enterprise Entities for inclusion therein.
               (iv) Each of the Enterprise Entities shall use its reasonable best efforts to ensure that none of the information to be supplied by the Enterprise Entities or the Enterprise Subsidiaries for inclusion or incorporation by reference in (1) the Form S-4 shall, at the time the Form S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading or (2) the Proxy Statement/Prospectus will, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the TEPPCO Unitholder Meeting and the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Enterprise Entities shall use their reasonable best efforts to ensure that the Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no covenant is made by the Enterprise Entities with respect to information supplied by the TEPPCO Entities for inclusion therein.
          (b) TEPPCO GP shall use its reasonable best efforts to call, give notice of, convene and hold the TEPPCO Unitholder Meeting as soon as practicable on a date determined in accordance with the mutual agreement of the Enterprise Entities and the TEPPCO Entities for the purpose of obtaining the TEPPCO Unitholder Approvals and, subject to Section 6.4, TEPPCO GP shall use its reasonable best efforts to solicit the TEPPCO Unitholder Approvals. The Board of Directors of TEPPCO GP on behalf of TEPPCO (i) shall recommend the approval and adoption of the agreement and plan of merger contained in this Agreement by the TEPPCO Unitholders to the effect as set forth in Section 4.1(r) (the “TEPPCO Recommendation”), and (ii) neither the Board of Directors of TEPPCO GP nor any committee thereof shall (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Enterprise Entities the TEPPCO Recommendation or (y) take any action or make any statement in connection with the TEPPCO Unitholder Meeting inconsistent with such recommendation (collectively, a “TEPPCO Change in Recommendation”); provided, however, that Board of Directors of TEPPCO GP or any committee thereof may make a TEPPCO Change in Recommendation pursuant to Section 6.4 hereof.

          (c) The obligation of TEPPCO GP to call, hold and convene the TEPPCO Unitholder Meeting shall not be affected by any TEPPCO Change in Recommendation.
          6.2 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to), except as prohibited by law, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Times, to all its properties, books, contracts, commitments, records, officers and employees, and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period in connection with the transactions contemplated by this Agreement pursuant to the requirements of Federal, state or foreign laws (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder), as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) such disclosure of the information would breach confidentiality obligations owed to a third party (provided, further, that if the circumstances of the preceding proviso occur, the parties will use reasonable best efforts to agree upon alternate disclosure methods to convey, to the maximum extent possible, the substance of such information to the requesting party) or (iii) would jeopardize attorney-client privilege. The parties will hold any information obtained pursuant to this Section 6.2 in confidence in accordance with, and shall otherwise be subject to, the provisions of the amended and restated Confidentiality Agreement dated February 23, 2009, between TEPPCO, TEPPCO GP, Enterprise and Enterprise GP (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect. Notwithstanding the foregoing, the parties shall take appropriate measures to preserve attorney-client privilege (or other evidentiary privilege) with regard to any disclosures. Any investigation by either the Enterprise Entities or the TEPPCO Entities shall not affect the representations and warranties of the other except to the extent otherwise provided herein.
          6.3 Reasonable Best Efforts.
          (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the TEPPCO GP Merger and the TEPPCO Merger and the other transactions contemplated by this Agreement as soon as practicable after the date of this Agreement, including (i) preparing and filing as promptly as practicable and advisable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the TEPPCO GP Merger or the TEPPCO Merger or any of the other transactions contemplated by this Agreement (collectively, the “Required Approvals”) and

(ii) using its reasonable best efforts to obtain all Necessary Consents and Required Approvals. In furtherance of and not in limitation of the foregoing, each of Enterprise and the TEPPCO Entities agrees (i) to make (1) as promptly as practicable and advisable, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (2) to coordinate in providing the notice required under Section VII. of the Federal Trade Commission’s Final Decision and Order in In the Matter of Dan. L. Duncan, et al, FTC File No. 051-0108 (“Final FTC Order”), (3) as promptly as practicable and advisable, appropriate filings with the Canadian Competition Commission, if required, in accordance with applicable competition, merger control, antitrust, investment or similar laws, and (4) as promptly as practicable and advisable, all other necessary filings with other Governmental Entities relating to the TEPPCO GP Merger and the TEPPCO Merger, and, to supply as promptly as practicable and advisable any additional information or documentation that may be requested pursuant to such laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as promptly as practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement or the TEPPCO GP Merger Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed).
          (b) Each of the TEPPCO Entities and the Enterprise Entities shall, in connection with the efforts referenced in Section 6.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party’s reasonable request, subject to applicable law, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.
          (c) Each of the Enterprise Entities and the TEPPCO Entities and their respective boards of directors and general partners shall, if any state takeover statute or similar statute becomes applicable to the TEPPCO GP Merger or the TEPPCO Merger, this Agreement or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the TEPPCO GP Merger and the TEPPCO Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the TEPPCO GP Merger, the TEPPCO Merger, this Agreement and the other transactions contemplated hereby.

               6.4 Acquisition Proposals.
          (a) None of the TEPPCO Entities or the TEPPCO Subsidiaries shall, and they shall use their reasonable best efforts to cause their respective officers, directors, advisors and representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the submission of, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, any Acquisition Proposal. Notwithstanding the foregoing, but subject to the limitations in Section 6.4(b), nothing contained in this Agreement shall prohibit the TEPPCO Entities from furnishing any information to, including information pertaining to the TEPPCO Entities, or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited written Acquisition Proposal which did not result from a breach of this Section 6.4 (a “Receiving Party”) if the TEPPCO Special Committee determines, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants, that such Acquisition Proposal would be reasonably likely to lead to a TEPPCO Change in Recommendation permitted by Section 6.4(c).
          (b) The TEPPCO Entities shall not provide any Receiving Party with any non-public information or data pertaining to TEPPCO unless (i) the TEPPCO Entities shall have complied with all of their obligations under this Section 6.4, (ii) the TEPPCO Special Committee determines, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants that the provision of such non-public information to the Receiving Party would be reasonably likely to lead to a TEPPCO Change in Recommendation and (iii) the TEPPCO Entities shall have first (A) required the Receiving Party to execute a confidentiality agreement, (B) furnished a copy of such confidentiality agreement to the Enterprise Entities and (C) notified the Enterprise Entities of the identity of such Receiving Party.
          (c) Except as otherwise provided in this Section 6.4(c), the Board of Directors of TEPPCO GP or any committee thereof shall not (i) (A) withdraw, modify or qualify in any manner adverse to the Enterprise Entities the TEPPCO Recommendation or (B) publicly approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow the TEPPCO Entities or any of the TEPPCO Subsidiaries to execute or enter into, any letter of intent, merger agreement, acquisition agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the TEPPCO Unitholder Approvals, in response to a material event, development, occurrence, discovery or change in circumstance (including any change in magnitude of something previously known) that was not known to the Board of Directors of TEPPCO GP or any committee thereof as of or prior to the date hereof the Board of Directors of TEPPCO GP or any committee thereof may make a TEPPCO Change in Recommendation if it shall have concluded in good faith, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants, that the failure to make a TEPPCO Change in Recommendation would likely constitute a breach of its fiduciary duties under applicable law; provided, however, that the Board of Directors of TEPPCO GP or any committee thereof shall not be entitled to exercise its right to make a TEPPCO Change in Recommendation pursuant to this sentence unless the TEPPCO Entities have: (x) complied in all material respects with this Section 6.4 and (y) provided to the Enterprise Entities three Business Days’ prior written notice advising the Enterprise Entities that the Board of Directors of TEPPCO GP or any committee thereof intends to take such action and specifying the reasons therefor in reasonable detail, including, if applicable, the terms and conditions of any proposed transaction that is the basis of the proposed action. Any TEPPCO Change in Recommendation shall not change the approval of this Agreement or any other approval of the Board of Directors of TEPPCO GP or any committee thereof, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the matters contemplated hereby.
          (d) Nothing contained in this Agreement shall prevent the TEPPCO Entities or the Board of Directors of TEPPCO GP or any committee thereof from taking and disclosing to the holders of TEPPCO Units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to holders of TEPPCO Units) or from making any legally required disclosure to unitholders. Any “stop-look-and-listen” communication by the TEPPCO Entities, the TEPPCO Board of Directors or any committee thereof (including the TEPPCO Special Committee) to the holders of TEPPCO Units pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the holders of TEPPCO Units) shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to the Enterprise Entities of all or a portion of the TEPPCO Recommendation.
               6.5 Fees and Expenses. Whether or not the TEPPCO Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with any filings under the HSR Act, and the filing, printing and mailing of the Proxy Statement/Prospectus and Form S-4, which shall be shared equally by the Enterprise Entities, on the one hand, and the TEPPCO Entities, on the other hand.
               6.6 Directors’ and Officers’ Indemnification and Insurance.
          (a) The partnership agreement of the Surviving Entity shall, with respect to indemnification of directors and officers, not be amended, repealed or otherwise modified after the Effective Times in any manner that would adversely affect the rights thereunder of the Persons who at any time prior to the Effective Time were identified as prospective indemnitees under the TEPPCO Partnership Agreement in respect of actions or omissions occurring at or prior to the Effective Times (including the transactions contemplated by this Agreement).
          (b) For a period of six (6) years after the Effective Times, Enterprise shall maintain in effect officers’ and directors’ liability insurance covering each Person who is immediately prior to the Effective Times, or has been at any time prior to the Effective Times, an officer or director of TEPPCO GP, TEPPCO or the TEPPCO Subsidiaries and each Person who immediately prior to the Effective Times is serving or prior to the Effective Times has served at the request of TEPPCO GP, TEPPCO or the TEPPCO Subsidiaries as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each, an “Indemnified Party” and collectively, the “Indemnified

Parties”) who are or at any time prior to the Effective Times were covered by the existing officers’ and directors’ liability insurance applicable to the TEPPCO Entities or TEPPCO Subsidiaries (“D&O Insurance”) policies on terms no less advantageous to the Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Times (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Times). Enterprise shall have the right to cause coverage to be extended under the D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 6.6(b).
          (c) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the TEPPCO GP LLC Agreement, TEPPCO Partnership Agreement, under Delaware law or otherwise, but shall in no event entitle any Indemnified Party to duplicative payments or reimbursement. The provisions of this Section 6.6 shall survive the consummation of the TEPPCO Merger and expressly are intended to benefit each of the Indemnified Parties.
          (d) In the event Enterprise or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Enterprise shall cause proper provision to be made so that its successors and assigns, as the case may be, shall assume the obligations set forth in Section 6.7.
               6.7 TEPPCO Unit Plans.
          (a) The TEPPCO Units purchased under the TEPPCO Unit Purchase Plan shall be converted into Enterprise Units pursuant to Section 3.1. As soon as administratively feasible thereafter, the converted Enterprise Units shall be transferred by the Plan custodian into an account for each participant in the Enterprise Unit Purchase Plan. The TEPPCO Unit Purchase Plan shall be terminated at the TEPPCO Effective Time, and no further purchase rights shall be granted or exercised under the TEPPCO Unit Purchase Plan thereafter.
          (b) Nothing in this Agreement shall be interpreted as preventing Enterprise GP from amending, modifying or terminating any TEPPCO Unit Plan or other contract, arrangement, commitment or understanding, in accordance with their terms and applicable law. TEPPCO agrees to take such actions as may be required under the TEPPCO Unit Plans to carry into effect the provisions of Section 3.2.
          (c) As of the Effective Times, to the extent necessary to provide for registration of Enterprise Units subject to a substituted award, Enterprise shall file with the SEC a registration statement on Form S-8 (or any successor form), a post-effective amendment on Form S-8 (or any successor form) to the Form S-4 (or any successor form), a post-effective amendment to Form S-3 (or any successor form), or such other registration statement or amendment as may be required to effect such registration with respect to such Enterprise Units and shall use its reasonable best efforts to maintain such registration statement, including the current status of any related prospectus or prospectuses, for so long as such awards remain outstanding.
          (d) To the extent notice is required, TEPPCO shall cause notice of suspension to be given in accordance with the TEPPCO Distribution Reinvestment Plan promptly following the date hereof.
               6.8 Public Announcements. Neither the Enterprise Entities nor the TEPPCO Entities shall, and neither the Enterprise Entities nor the TEPPCO Entities shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Enterprise, in the case of a proposed announcement or statement by the TEPPCO Entities, or the TEPPCO Entities, in the case of a proposed announcement or statement by any of the Enterprise Entities; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NYSE.
               6.9 Listing of Enterprise Units. Enterprise shall use its reasonable best efforts to cause the Enterprise Units to be issued in the TEPPCO Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.
               6.10 Distributions. Each of Enterprise GP and TEPPCO GP shall consult with the Other Party regarding the declaration and payment of distributions in respect of the Enterprise Units and the TEPPCO Units and the record dates and payment dates relating thereto, so that no applicable TEPPCO Unitholder shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable TEPPCO Units or any Enterprise Units any such TEPPCO Unitholder receives in exchange therefor pursuant to the TEPPCO Merger.
               6.11 Section 16 Matters. Not less than 30 days prior to the Closing Date, TEPPCO shall deliver to Enterprise a letter that (a) identifies each individual that, for purposes of Section 16(b) under the Exchange Act and applicable SEC rules and regulations, is an officer or director of a TEPPCO Entity, (b) states the number of equity awards or securities of TEPPCO owned by each such individual and (c) states the number of equity awards or securities to be issued to each such Person as a result of the TEPPCO Merger. Such letter shall be updated as necessary to reflect any changes from the date thereof. Prior to the Effective Times, to the extent permitted by law, TEPPCO GP and Enterprise GP shall take all such steps as may be required to cause any dispositions of TEPPCO Units or acquisitions of Enterprise Units (including derivative securities with respect to Enterprise equity securities) resulting from the transactions contemplated by Article 2 or Article 3 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TEPPCO or will become subject to such reporting requirements with respect to Enterprise, to be exempt under Rule 16b-3 under the Exchange Act.

               6.12 Accountants’ Letter. The TEPPCO Entities shall use their reasonable best efforts to cause to be delivered to the Enterprise Entities a letter from their independent public accountants addressed to the Enterprise Entities, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to the Enterprise Entities and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Enterprise shall use its reasonable best efforts to cause to be delivered to the TEPPCO Entities a letter from its independent public accountants addressed to the TEPPCO Entities, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to the TEPPCO Entities and customary in scope and substance for letters delivered by registered public accounting firms in connection with registration statements filed under the Securities Act.
               6.13 Tax Matters.
          (a) To the extent applicable, each holder of TEPPCO Units shall be deemed to have consented for United States federal income tax purposes (and to the extent applicable, state or local income tax purposes) to report the cash received for fractional TEPPCO Units in the TEPPCO Merger as a sale of a portion of the holder’s TEPPCO Units to Enterprise consistent with Treasury Regulation Section 1.708-1(c)(4).
          (b) To the extent permissible by applicable Law, Enterprise shall treat the combined businesses of TEPPCO and Enterprise as a single activity for purposes of Section 469 of the Code.
ARTICLE 7
CONDITIONS PRECEDENT
               7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the TEPPCO Entities and the Enterprise Entities to effect the TEPPCO Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
          (a) TEPPCO Unitholder Approvals. TEPPCO shall have obtained the TEPPCO Unitholder Approvals.
          (b) No Injunctions or Restraints; Illegality. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making either of the TEPPCO GP Merger or the TEPPCO Merger illegal or otherwise prohibiting consummation of either of the TEPPCO GP Merger or the TEPPCO Merger.
          (c) HSR Act; Other Approvals. (i) The waiting period (and any extension thereof) applicable to the TEPPCO GP Merger and the TEPPCO Merger under the HSR Act shall have been terminated or shall have expired, and (ii) all Other Approvals shall have been obtained, except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Enterprise Entities, the TEPPCO Entities or the TEPPCO Subsidiaries, taken as a whole.
          (d) NYSE Listing. The Enterprise Units to be issued in the TEPPCO Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.
          (e) Effectiveness of the Form S-4; SEC filings. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.
          (f) Consummation of the TEPPCO GP Merger. The TEPPCO GP Merger shall have been consummated in accordance with the terms of the TEPPCO GP Merger Agreement (as in effect on the date of this Agreement).
               7.2 Additional Conditions to Obligations of the Enterprise Entities. The obligations of the Enterprise Entities to effect the TEPPCO Merger are subject to the satisfaction or waiver by the Enterprise Entities, on or prior to the Closing Date, of the following additional conditions:
          (a) Representations and Warranties. (i) Each of the representations and warranties of the TEPPCO Entities set forth in Sections 4.1(a), 4.1(b), 4.1(c)(i) and 4.1(t)(xv) of this Agreement shall be true and correct (other than any inaccuracies that are de minimis in the aggregate) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date), and (ii) each of the other representations and warranties of the TEPPCO Entities set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); provided, however, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.2(a)(ii) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole. The Enterprise Entities shall have received a certificate of an executive officer of TEPPCO GP to the effect of the preceding provisions of this Section 7.2(a).
          (b) Performance of Obligations of the TEPPCO Entities. Each of the TEPPCO Entities shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the TEPPCO Entities and the TEPPCO Subsidiaries, taken as a whole. Enterprise shall have received a certificate of an executive officer of TEPPCO GP to such effect.

          (c) Tax Opinion. Enterprise shall have received an opinion of Andrews Kurth LLP dated as of the Closing Date in form and substance reasonably satisfactory to Enterprise and a copy of which shall have been provided to TEPPCO to the effect that for United States federal income tax purposes (i) Enterprise will not recognize any income or gain as a result of the TEPPCO Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), (ii) no gain or loss will be recognized by holders of Enterprise Units as a result of the TEPPCO Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (iii) 90% of the combined gross income of Enterprise and TEPPCO for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Enterprise Entities and the TEPPCO Entities and any of their respective affiliates as to such matters as such counsel may reasonably request.
               7.3 Additional Conditions to Obligations of the TEPPCO Entities. The obligations of the TEPPCO Entities to effect the TEPPCO Merger are subject to the satisfaction or waiver by the TEPPCO Entities, on or prior to the Closing Date, of the following additional conditions:
          (a) Representations and Warranties. (i) Each of the representations and warranties of the Enterprise Entities set forth in Sections 4.2(a), 4.2(b) and 4.2(c)(i) of this Agreement shall be true and correct (other than any inaccuracies that are de minimis in the aggregate) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date), and (ii) each of the other representations and warranties of the Enterprise Entities set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be so true and correct as of such other date); provided, however, that no such representations or warranties shall be deemed to have failed to be true and correct for purposes of this Section 7.3(a)(ii) unless the failure of such representations and warranties to be true and correct, disregarding for this purpose all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole. The TEPPCO Entities shall have received a certificate of an executive officer of Enterprise GP to the effect of the preceding provisions of this Section 7.3(a).
          (b) Performance of Obligations of the Enterprise Entities. Each of the Enterprise Entities shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, except for non-willful failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Enterprise Entities and the Enterprise Subsidiaries, taken as a whole, after the consummation of the Mergers, and the TEPPCO Entities shall have received a certificate of an executive officer of Enterprise GP to such effect.

          (c) Tax Opinion. TEPPCO shall have received an opinion of Baker Botts L.L.P. or other nationally recognized tax counsel dated as of the Closing Date in form and substance reasonably satisfactory to TEPPCO and a copy of which shall have been provided to Enterprise to the effect that, for United States federal income tax purposes, except with respect to fractional units, (i) TEPPCO should not recognize any income or gain as a result of the TEPPCO Merger (other than any gain resulting from (x) any decrease in partnership liabilities pursuant to Section 752 of the Code or (y) any liabilities incurred other than in the ordinary course of the trade or business of TEPPCO or a TEPPCO subsidiary), and (ii) no gain or loss should be recognized by holders of TEPPCO Units as a result of the receipt of the Enterprise Units or Enterprise Class B Units in the Merger (other than any gain resulting from (A) any decrease in partnership liabilities pursuant to Section 752 of the Code, (B) any liabilities incurred other than in the ordinary course of the trade or business of TEPPCO or a TEPPCO subsidiary or (C) any excess of the consideration per TEPPCO Unit payable to holders of TEPPCO Units other than DFI over the consideration per TEPPCO Unit payable to DFI). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Enterprise Entities and the TEPPCO Entities and any of their respective affiliates as to such matters as such counsel may reasonably request.
ARTICLE 8
TERMINATION AND AMENDMENT
               8.1 Termination. This Agreement may be terminated at any time prior to the TEPPCO Effective Time, by action taken or authorized by the Board of Directors of, or on behalf of, the general partner of the terminating party or parties, and, except as specifically provided below, whether before or after the TEPPCO Unitholder Meeting:
          (a) By mutual written consent of Enterprise and TEPPCO;
          (b) By either Enterprise or TEPPCO, if the TEPPCO Effective Time shall not have occurred on or before December 31, 2009 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement (including such party’s obligations set forth in Section 6.3) has been the primary cause of, or resulted in, the failure of the TEPPCO Effective Time to occur on or before the Termination Date;
          (c) By either Enterprise or TEPPCO if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the TEPPCO GP Merger Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.3 has been the primary cause of such action or inaction;

          (d) By either Enterprise or TEPPCO if the TEPPCO Unitholder Approvals have not been obtained by reason of the failure to obtain the required votes at the TEPPCO Unitholder Meeting;
          (e) By Enterprise, if TEPPCO shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) or 7.2(b) are not capable of being satisfied on or before the Termination Date;
          (f) By TEPPCO, if Enterprise shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 7.3(a) or 7.3(b) are not capable of being satisfied on or before the Termination Date; or
          (g) By Enterprise, if TEPPCO shall have either (i) failed to make the TEPPCO Recommendation or effected a TEPPCO Change in Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call, hold or convene the TEPPCO Unitholder Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to the TEPPCO Unitholders the Proxy Statement/Prospectus in accordance with Section 6.1(a).
               8.2 Effect of Termination. In the event of termination of this Agreement by TEPPCO or Enterprise as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party to this Agreement or their respective officers or directors except with respect to Section 4.1(s), Section 4.2(t), the second sentence of Section 6.2, Section 6.5 and Article 9, which provisions shall survive such termination.
               8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective member, boards of directors or general partner, as applicable, at any time before or after the TEPPCO Unitholder Approvals, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such unitholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
               8.4 Extension; Waiver. At any time prior to the Effective Times, the parties hereto, by action taken or authorized by their respective member, boards of directors or general partner, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE 9
GENERAL PROVISIONS
               9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Times, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Times and this Article 9.
               9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)	if to any of the Enterprise Entities to:

Enterprise Products Partners L.P. 1100 Louisiana Street, 10th floor Houston, Texas 77002 Attention: Richard H. Bachmann, Esq.

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002

Attention: David C. Buck, Esq.

(ii)	if to the TEPPCO Entities to:

TEPPCO Partners, L.P. 1100 Louisiana Street, Suite 1600 Houston, Texas 77002
Attention:	Patricia A. Totten, Esq. Donald H. Daigle

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P. 910 Louisiana, Suite 3200 Houston, Texas 77002
Attention:	Joshua Davidson, Esq. Paul F. Perea, Esq.
with a copy (which shall not constitute notice) to:

Mayer Brown LLP 700 Louisiana, Suite 3400 Houston, Texas 77002
Attention:	William S. Moss III, Esq. Robert F. Gray, Jr., Esq.
               9.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No provision of this Agreement shall be construed to require Enterprise, TEPPCO, TEPPCO GP or any of their respective Subsidiaries or Affiliates to take or omit to take any action if doing so would violate any applicable obligation (arising in law or equity), rule or regulation.
               9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
               9.5 Entire Agreement; No Third Party Beneficiaries.
          (a) This Agreement, the Confidentiality Agreement and the exhibits and schedules hereto and the other agreements and instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.6 (which is intended to be for the benefit of the Persons covered thereby) and except for the right of the holders of TEPPCO Units whose TEPPCO Units converted into the right to receive the TEPPCO Consideration pursuant to

Section 3.1 to receive such TEPPCO Consideration after the Effective Times (a claim with respect to which may not be made unless and until the Closing shall have occurred). It is expressly understood and agreed that no TEPPCO Employee or other Person shall have any rights or remedies (including any right of employment) under this Agreement.
          (c) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
               9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed in the State of Delaware without giving effect to choice of law principles thereof.
               9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
               9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
               9.9 Submission to Jurisdiction; Waivers. Each of the Enterprise Entities and the TEPPCO Entities irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Enterprise Entities and the TEPPCO Entities hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Enterprise Entities and the TEPPCO Entities hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
               9.10 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
               9.11 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. The parties further agree that money damages would not be a sufficient remedy for any breach of this Agreement by the parties. Accordingly, it is agreed that the parties hereto shall be entitled, without the requirement of posting a bond or other security, to specific performance of the terms hereof, provided that such party is not in material default hereunder, this being in addition to any other remedy to which they are entitled at law or in equity.
               9.12 No Waiver Relating to Claims for Fraud/Willful Misconduct. The liability of any party under this Article 9 shall be in addition to, and not exclusive of, any other liability that such party may have at law or in equity based on such party’s (a) fraudulent acts or omissions or (b) willful misconduct. None of the provisions set forth in this Agreement shall be deemed to be a waiver by or release of any party of any right or remedy which such party may have at law or equity based on any other party’s fraudulent acts or omissions or willful misconduct nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud or willful misconduct, (ii) the time period during which a claim for fraud or willful misconduct may be brought, or (iii) the recourse which any such party may seek against another party with respect to a claim for fraud or willful misconduct.
               9.13 General Limitation of Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT AS SET FORTH IN SECTION 9.12, THE ENTERPRISE ENTITIES SHALL NOT BE LIABLE TO THE TEPPCO ENTITIES, NOR SHALL THE TEPPCO ENTITIES BE LIABLE TO THE ENTERPRISE ENTITIES, FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT,

CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, ENTERPRISE PRODUCTS PARTNERS L.P., ENTERPRISE PRODUCTS GP, LLC, ENTERPRISE SUB B LLC, TEPPCO PARTNERS, L.P. and TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC have caused this Agreement to be signed by their respective officers or agents thereunto duly authorized, all as of the date first written above.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: ENTERPRISE PRODUCTS GP, LLC, its general partner

By:	/s/ Michael A. Creel
Name:	Michael A. Creel
Title:	President and Chief Executive Officer

ENTERPRISE PRODUCTS GP, LLC

By:	/s/ Michael A. Creel
Name:	Michael A. Creel
Title:	President and Chief Executive Officer

ENTERPRISE SUB B LLC

By:	/s/ Michael A. Creel
Name:	Michael A. Creel
Title:	President and Chief Executive Officer

TEPPCO PARTNERS, L.P.

By: TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, its general partner

By:	/s/ Jerry E. Thompson
Name:	Jerry E. Thompson
Title:	President and Chief Executive Officer

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:	/s/ Jerry E. Thompson
Name:	Jerry E. Thompson
Title:	President and Chief Executive Officer

EXHIBIT A
SUPPORT AGREEMENT
BY AND AMONG
ENTERPRISE PRODUCTS PARTNERS L.P.
AND
THE DUNCAN UNITHOLDERS
DATED AS OF [                    ] [       ], 2009

SUPPORT AGREEMENT
     SUPPORT AGREEMENT, dated as of [                    ] [       ], 2009 (this “Agreement”), by and among Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), on the one hand, and Enterprise GP Holdings L.P. (“GP Holdings”), DD Securities LLC, DFI GP Holdings, L.P., Duncan Family Interests, Inc. (“DFI”), Duncan Family 2000 Trust and Dan L. Duncan (collectively, the “Unitholders” and, individually, “Unitholder”).
W I T N E S S E T H:
     Whereas, concurrently with the execution of this Agreement, (A) the Partnership, Enterprise Products GP, LLC (the “General Partner”), Enterprise Sub B LLC (“Enterprise Sub B”), TEPPCO Partners, L.P. (“TEPPCO”) and Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “MLP Merger Agreement”) pursuant to which, among other things, Enterprise Sub B will merge with and into TEPPCO (the “MLP Merger”), with TEPPCO as the surviving entity, and each outstanding limited partner unit of TEPPCO (the “LP Units”) will be converted into the right to receive the merger consideration specified therein, and (B) the Partnership, the General Partner, Enterprise Sub A LLC (“Enterprise Sub A”) and TEPPCO GP are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “GP Merger Agreement”, and along with the MLP Merger Agreement, the “Merger Agreements”), pursuant to which Enterprise Sub A will merge with and into TEPPCO GP, with TEPPCO GP as the surviving entity (the “GP Merger”); and
     Whereas, as of the date hereof, each Unitholder is the record owner in the aggregate of, and has the right to vote and dispose of, the number of LP Units set forth opposite such Unitholder’s name on Schedule I hereto (the “Existing Units”); and
     Whereas, as a material inducement to the Partnership entering into the Merger Agreements, the Partnership has required that the Unitholders agree, and the Unitholders have agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Units (as hereinafter defined), and the Member Interests (as hereinafter defined) owned by GP Holdings, set forth herein; and
     Whereas, the MLP Merger Agreement provides that in lieu of the TEPPCO Consideration (as defined therein) in the MLP Merger, DFI will receive 4,520,431 Class B Units of the Partnership (the “Class B Units”) with respect to 3,645,509 LP Units owned by DFI (the “Designated TEPPCO Units”); and
     Whereas, DFI desires to consent to the receipt of the Class B Units in lieu of the TEPPCO Consideration in the MLP Merger; and
     Now Therefore, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
GENERAL
     1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the MLP Merger Agreement.
     “Covered Units” means, with respect to a Unitholder, such Unitholder’s Existing Units, together with any LP Units that such Unitholder acquires of record of on or after the date hereof.
     “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
     “Lien” means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, put or call option, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.
     “Member Interests” mean the membership interests of TEPPCO GP, all of which are owned by GP Holdings.
     “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated effective as of August 8, 2005, as amended to date.
     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.
     “Transfer” means, directly or indirectly, to sell, transfer, assign or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise); provided, for purposes of clarification, a Transfer shall not include any existing or future pledges or security interests issued by the Unitholders in connection with a bona fide loan.
ARTICLE 2
VOTING
     2.1 Agreement to Vote Covered Units and Member Interests.
          (a) Each Unitholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the unitholders of TEPPCO, however called, including any adjournment or postponement thereof, and in connection with any written consent

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of the unitholders of TEPPCO, such Unitholder shall, in each case to the fullest extent that the Covered Units are entitled to vote thereon or consent thereto:
               (i) appear at each such meeting or otherwise cause its Covered Units to be counted as present thereat for purposes of calculating a quorum; and
               (ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Units (i) in favor of the adoption of the MLP Merger Agreement, any transactions contemplated by the MLP Merger Agreement and any other action reasonably requested by the Partnership in furtherance thereof, submitted for the vote or written consent of unitholders; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of TEPPCO or TEPPCO GP or any of their Subsidiaries (as defined in the MLP Merger Agreement) contained in the MLP Merger Agreement; and (iii) against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the MLP Merger or the other transactions contemplated by the MLP Merger Agreement.
          (b) GP Holdings hereby acknowledges and agrees that it has executed and delivered a Written Consent of Sole Member approving the GP Merger Agreement concurrent with the execution and delivery of this Agreement. Such Written Consent of Sole Member shall be coupled with an interest and shall be irrevocable, except upon termination of this Agreement.
     2.2 No Inconsistent Agreements. Each Unitholder hereby represents, covenants and agrees that, except for this Agreement, such Unitholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Units (except pursuant to Section 2.3 hereof and powers of attorney granted in connection with secured loans secured by the Covered Units that may be exercised upon the occurrence and during the continuation of an event of default with respect to such loans) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Unitholder from performing any of his or its obligations under this Agreement.
     2.3 Proxy. In order to secure the obligations set forth herein, the Unitholders hereby irrevocably appoint as his or its proxy and attorney-in-fact, as the case may be, Richard H. Bachmann and Michael A. Creel, in their respective capacities as officers of the General Partner, and any individual who shall hereafter succeed to any such officer of the General Partner, as the case may be, and any other Person designated in writing by the General Partner (collectively, the “Grantee”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Covered Units in accordance with Section 2.1 hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any meeting of the unitholders of TEPPCO at which any of the matters described in Section 2.1(b) are to be considered. This proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and each Unitholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby

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revokes any proxy previously granted by such Unitholder with respect to the Covered Units. The Partnership may terminate this proxy with respect to any Unitholder at any time at its sole election by written notice provided to such Unitholder.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Unitholders. Each Unitholder (except to the extent otherwise provided herein) hereby severally but not jointly represents and warrants to the Partnership as follows:
          (a) Organization; Authorization; Validity of Agreement; Necessary Action. Unitholder has the requisite power and authority and/or capacity to execute and deliver this Agreement, to carry out his or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Unitholder of this Agreement, the performance by him or it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by Unitholder and no other actions or proceedings on the part of Unitholder to authorize the execution and delivery of this Agreement, the performance by Unitholder of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by Unitholder and, assuming the due authorization, execution and delivery of this Agreement by the Partnership, constitutes a legal, valid and binding agreement of Unitholder, enforceable against him or it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.
          (b) Ownership.
               (i) Unitholder legally owns the Unitholder’s Existing Units, and all of the Covered Units owned by Unitholder from the date hereof through and on the Closing Date will be beneficially or legally owned by Unitholder. Unitholder’s Existing Units are all of the LP Units legally or beneficially owned by Unitholder. Unitholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Unitholder’s Existing Units and with respect to all of the Covered Units owned by Unitholder at all times through the Closing Date.
               (ii) GP Holdings hereby represents and warrants that GP Holdings legally owns the Member Interests, and all of the Member Interests owned by GP Holdings from the date hereof through and on the Closing Date will be beneficially or legally owned by GP Holdings.
          (c) No Violation. Neither the execution and delivery of this Agreement by Unitholder nor the performance by Unitholder of his or its obligations under this Agreement will (A) result in a violation or breach of or conflict with any provisions of, or constitute a default (or

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an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets, including but not limited to the Existing Units, owned by Unitholder, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Unitholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Unitholder is a party or by which Unitholder or any of his or its respective properties, rights or assets may be bound, (B) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations or orders (collectively, “Orders”) or laws applicable to Unitholder or any of his or its properties, rights or assets or, (C) result in a violation or breach of or conflict with its organizational and governing documents.
          (d) Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by Unitholder in connection with Unitholder’s execution, delivery and performance of this Agreement or the consummation by Unitholder of the transactions contemplated hereby, except for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.
          (e) Reliance by the Partnership. Each Unitholder understands and acknowledges that the Partnership is entering into the Merger Agreements in reliance upon Unitholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Unitholder contained herein.
     3.2 Representations and Warranties of the Partnership. The Partnership hereby represents and warrants to each Unitholder that the execution and delivery of this Agreement by the Partnership and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Enterprise Products GP, LLC, the general partner of the Partnership.
ARTICLE 4
OTHER COVENANTS
     4.1 Prohibition on Transfers, Other Actions. Each Unitholder hereby agrees not to (i) Transfer any of the Covered Units, beneficial ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, Unitholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could restrict or otherwise affect Unitholder’s legal power, authority and right to comply with and perform his or its covenants and obligations under this Agreement; provided, the foregoing shall not include or prohibit Transfers resulting from pledges or security interests (or the foreclosure thereof) relating to existing or future bona fide loans that do not affect Unitholder’s legal power, authority and

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right to comply with and perform his or its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be null and void.
     4.2 Further Assurances. From time to time, at the Partnership’s request and without further consideration, each Unitholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.
ARTICLE 5
CONSENT OF DUNCAN FAMILY INTERESTS, INC.
     DFI hereby agrees and consents to the receipt of the Class B Units in the MLP Merger in lieu of the TEPPCO Consideration with respect to the Designated TEPPCO Units. DFI confirms that it has read and agrees with the provisions of the MLP Merger Agreement related to the Class B Units and the form of Amendment No. 4 to the Partnership Agreement attached as Exhibit B to the MLP Merger Agreement and understands that the Class B Units will not have the right to share in the Partnership’s distributions of Available Cash (as defined in the Partnership Agreement) until the date immediately following the payment date of the 16th distribution on the Common Units (as defined in the Partnership Agreement) following the closing of the transactions contemplated by the MLP Merger Agreement, at which time each Class B Unit will automatically convert into one Common Unit (as defined in the Partnership Agreement).
ARTICLE 6
MISCELLANEOUS
     6.1 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the TEPPCO Effective Time (as defined in the MLP Merger Agreement), (ii) the termination of the MLP Merger Agreement in accordance with its terms (including after any extension thereof), and (iii) the written agreement of the Unitholders and the Partnership to terminate this Agreement. After the occurrence of such applicable event, this Agreement shall terminate and be of no further force or effect. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.
     6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Partnership any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to each Unitholder, and the Partnership shall have no authority to direct such Unitholder in the voting or disposition of any of the Covered Units, except as otherwise provided herein.
     6.3 Publicity. Each Unitholder hereby permits the Partnership and TEPPCO to include and disclose in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the TEPPCO Merger and the transactions contemplated by the MLP Merger Agreement such Unitholder’s identity and ownership of the

6

Covered Units and the nature of such Unitholder’s commitments, arrangements and understandings pursuant to this Agreement.
     6.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopy (upon telephonic confirmation of receipt) or on the first Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
     If to the Partnership, to:
Enterprise Products Partners L.P.
1100 Louisiana, 10th Floor
Houston, Texas 77002
Attention: Richard H. Bachmann
     With copies to:
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attention: David C. Buck, Esq.
     If to the Unitholders, to:
EPCO, Inc.
1100 Louisiana, 10th Floor
Houston, Texas 77002
Attention: President and Chief Executive Officer
     With copies to:
EPCO, Inc.
1100 Louisiana, 10th Floor
Houston, Texas 77002
Attention: Chief Legal Officer
     6.5 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It

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is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.
     6.6 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     6.7 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreements, together with the schedule annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.
     6.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
          (b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.8.
     6.9 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the Partnership and each Unitholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the Partnership and the Unitholders.
     6.10 Remedies.
          (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions

8

hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     6.11 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its equityholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.
     6.12 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
[Remainder of this page intentionally left blank]

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     In Witness Whereof, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

Partnership:

ENTERPRISE PRODUCTS PARTNERS L.P.

By: ENTERPRISE PRODUCTS GP, LLC,
its general partner

By: Name:	Michael A. Creel
Title:	President and Chief Executive Officer
Signature Page to Support Agreement

Unitholders:

ENTERPRISE GP HOLDINGS L.P.

By: EPE HOLDINGS, LLC,
its general partner

By: Name:	Ralph S. Cunningham
Title:	President and Chief Executive Officer
Signature Page to Support Agreement

DD SECURITIES LLC

By: Name:	Richard H. Bachmann
Title:	Executive Vice President
Signature Page to Support Agreement

DFI GP HOLDINGS, L.P.

By: DFI HOLDINGS, LLC,
its general partner

By: DAN DUNCAN LLC,
its sole member

By: Name:	Richard H. Bachmann
Title:	Executive Vice President
Signature Page to Support Agreement

DUNCAN FAMILY INTERESTS, INC.

By: Name:	Darryl E. Smith
Title:	Treasurer
Signature Page to Support Agreement

Dannine D. Avara, Trustee of the Duncan
Family 2000 Trust

Signature Page to Support Agreement

Dan L. Duncan

Signature Page to Support Agreement

Schedule I
UNITHOLDER INFORMATION

Name	Existing LP Units Beneficially Owned
Enterprise GP Holdings L.P.	4,400,000
DD Securities LLC	704,564
DFI GP Holdings, L.P.	2,500,000
Duncan Family Interests, Inc.	8,986,711
Duncan Family 2000 Trust	53,275
Dan L. Duncan	47,000
Schedule I — Page 1

EXHIBIT B
AMENDMENT NO. 4 TO THE FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
ENTERPRISE PRODUCTS PARTNERS L.P.
     This Amendment No. 4 (this “Amendment No. 4”) to the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated effective as of [___], [___], 2009 (the “Partnership Agreement”) is hereby adopted by Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
RECITALS
     WHEREAS, Section 5.6 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may, for any Partnership purpose, at any time or from time to time, issue additional Partnership Securities for such consideration and on such terms and conditions as determined by the General Partner; and
     WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect an amendment that the General Partner determines to be necessary or advisable in connection with the authorization of the issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and
     WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners in any material respect; and
     WHEREAS, the Partnership has entered into an Agreement and Plan of Merger, dated as of June 28, 2009 (the “Merger Agreement”), by and among the Partnership, the General Partner, Enterprise Sub B LLC (“Enterprise Sub B”), TEPPCO Partners, L.P. (“TEPPCO”) and Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”), pursuant to which, among other things, (i) Enterprise Sub B will merge with and into TEPPCO, with TEPPCO as the surviving entity, and (ii) the Partnership will issue to DD Securities LLC, DFI GP Holdings, L.P., Duncan Family Interests, Inc., Dan L. Duncan and Duncan Family 2000 Trust (collectively, the “Duncan Entities”) Class B Units representing a new class of Partnership Securities to be designated as “Class B Units,” with such terms as are set forth in this Amendment No. 4; and
     WHEREAS, the issuance of the Class B Units complies with the requirements of the Partnership Agreement; and
     WHEREAS, the General Partner has determined, pursuant to Section 13.1(g) of the Partnership Agreement, that the amendments to the Partnership Agreement set forth herein are necessary or appropriate in connection with the authorization of the issuance of the Class B Units; and

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     NOW, THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:
     Section 1. Amendments.
          (a) Section 1.1 and Attachment 1. Section 1.1 and the definitions listed on Attachment I are hereby amended to add, or to amend and restate, the following definitions:
          “Class B Conversion Effective Date” has the meaning assigned to such term in Section 5.12(f).
          “Class B Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Class B Units in this Agreement. The term “Class B Unit” does not refer to a Common Unit until such Class B Unit has converted into a Common Unit pursuant to the terms hereof.
          “Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units or Class B Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.
          “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that with respect to Partnership Securities, if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the limitation in the foregoing proviso shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) if the General Partner shall have notified such Person or Group in writing, prior to such acquisition, that such limitation shall not apply to such Person or Group or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner; and provided, further, that none of the Class B Units shall be deemed to be Outstanding for purposes of determining if any Class B Units are entitled to distributions of Available Cash unless such Class B Units shall have been reflected on the books of the Partnership as

2

outstanding during such Quarter and on the Record Date for the determination of any distribution of Available Cash.
          (b) Article IV; Section 4.7(d). Article IV of the Partnership Agreement is hereby amended to add Section 4.7(d) as follows:
     “(d) The transfer of a Class B Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.9.”
          (c) Section 5.5(c). Section 5.5(c) of the Partnership Agreement is hereby amended and restated as follows:
     “(c)(i) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
     (ii) Subject to Section 6.9, immediately prior to the transfer of a Class B Unit or of a Class B Unit that has converted into a Common Unit pursuant to Section 5.12(f) by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Class B Units or converted Class B Units will (A) first, be allocated to the Class B Units or converted Class B Units to be transferred in an amount equal to the product of (x) the number of such Class B Units or converted Class B Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class B Units or converted Class B Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class B Units or retained converted Class B Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Class B Units or converted Class B Units will have a balance equal to the amount allocated under clause (A) hereinabove.”
          (d) Article V; Section 5.12. Article V of the Partnership Agreement is hereby amended to add a new Section 5.12 creating a new series of Partnership Units as follows:
               “Section 5.12 Establishment of Class B Units.
     (a) General. The General Partner hereby designates and creates a class of Units to be designated as “Class B Units” and consisting of a total of 4,520,431 Class B Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Units as set forth in this Section 5.12.
     (b) Rights of Class B Units. During the period commencing upon issuance of the Class B Units and ending on the Class B Conversion Effective Date:
     (i) Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and

3

credit, including Unrealized Gain or Unrealized Loss to be allocated to the Partners pursuant to Section 6.1(c), shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Common Units that were then Outstanding.
     (ii) Distributions. Prior to the Class B Conversion Effective Date, the Class B Units shall not be entitled to receive distributions of Available Cash pursuant to Section 6.3.
     (c) Voting Rights. Prior to the Class B Conversion Effective Date, the Class B Units shall be entitled to vote with the Common Units as a single class on any matters on which Common Unitholders are entitled to vote, except that the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter.
     (d) Certificates. The Class B Units will be evidenced by certificates in substantially the form of Exhibit A to this Amendment No. 4 and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The certificates will initially include a restrictive legend to the effect that the Class B Units have not been registered under the Securities Act or any state securities laws.
     (e) Registrar and Transfer Agent. The General Partner will act as registrar and transfer agent of the Class B Units.
     (f) Conversion. Each Class B Unit shall automatically convert into one Common Unit (subject to appropriate adjustment pursuant to Section 5.10 in the event of any split-up, combination or similar event affecting the Common Units or other Units that occurs prior to the Class B Conversion Effective Date) on the date immediately following the payment date for the 16th distribution of Available Cash pursuant to Section 6.3 following the Closing Date (as defined in the Merger Agreement”) (the “Class B Conversion Effective Date”) without any further action by the holders thereof. The terms of the Class B Units will be changed, automatically and without further action, on the Class B Conversion Effective Date so that each Class B Unit is converted into one Common Unit and, immediately thereafter, none of the Class B Units shall be Outstanding; provided, however, that such converted Class B Units will remain subject to the provisions of Sections 6.1(d)(xiii) and 6.9.

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     (g) Surrender of Certificates. Subject to the requirements of Section 6.9, on or after the Class B Conversion Effective Date, each holder of Class B Units shall promptly surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units one or more Unit Certificates, registered in the name of such holder, or other evidence of the issuance of uncertificated certificates, for the number of Common Units to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the Class B Conversion Effective Date whether or not the Class B Unit Certificate has been surrendered as of such date, and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units as of such date.
     (e) Section 6.1(d)(iii)(A). Section 6.1(d)(iii)(A) of the Partnership Agreement is hereby amended and restated to read in its entirety:
     “A. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders (except Unitholders holding Class B Units with respect to any Record Date prior to the Class B Conversion Effective Date) with respect to their Units (on a per Unit basis), then (1) there shall be allocated income and gain to each Unitholder receiving such greater cash or property distribution until the aggregate amount of such items allocated pursuant to this Section 6.1(d)(iii)(A) for the current taxable year and all previous taxable years is equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated income and gain in an aggregate amount equal to the product obtained by multiplying the sum of the amounts allocated in clause (1) above by the quotient obtained by dividing the General Partner’s Percentage Interest by the aggregate Percentage Interest of Partners other than the General Partner.
     (f) Section 6.1(d)(xiii). Section 6.1(d) is hereby amended and restated to add a new Section 6.1(d)(xiii) as follows:
     “(xiii) Economic Uniformity. With respect to any taxable period in which the Class B Conversion Effective Date occurs (and, if necessary, any subsequent taxable period), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each Limited Partner with respect to such Limited Partner’s Class B Units that are Outstanding on the Class B Conversion Effective Date in the proportion that the respective number of Class B Units held by such Partner bears to the total number of Class B Units then Outstanding, until each such Partner has been

5

allocated the amount of gross income, gain, deduction or loss with respect to such Partner’s Class B Units that causes the Capital Account attributable to each Class B Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Common Unit on the Class B Conversion Effective Date. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying converted Class B Units and the Capital Accounts underlying Common Units immediately prior to the conversion of Class B Units into Common Units.
     (g) Article VI; Section 6.9. Article VI is hereby amended and restated to add a new Section 6.9 as follows:
     “Section 6.9 Special Provisions Relating to the Holders of Class B Units. A Unitholder holding a Class B Unit that has converted into a Common Unit pursuant to Section 5.12 shall not be issued a Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Common Units until such time as the General Partner determines, based on advice of counsel, that the converted Class B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.9, the General Partner shall take whatever steps are required to provide economic uniformity to the converted Class B Units in preparation for a transfer of such Common Units, including the application of Sections 5.5(c)(ii) and 6.1(d)(xiii); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Unit Certificates.”
     Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
     Section 3. Governing Law. This Amendment No. 4 will be governed by and construed in accordance with the laws of the State of Delaware.
     Section 4. Counterparts. This Amendment No. 4 may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

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     IN WITNESS WHEREOF, this Amendment No. 4 has been executed as of the date first written above.

General Partner:

ENTERPRISE PRODUCTS GP, LLC

By:

Michael A. Creel
President and Chief Executive Officer

7

EXHIBIT A
Certificate Evidencing Class B Units
Representing Limited Partner Interests in
ENTERPRISE PRODUCTS PARTNERS L.P.

No.	Class B Units
     In accordance with Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Class B Units representing limited partner interests in the Partnership (the “Class B Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate. The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.
     THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE PRODUCTS PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE

COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE PRODUCTS PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE PRODUCTS PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ENTERPRISE PRODUCTS GP, LLC, THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE PRODUCTS PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE PRODUCTS PARTNERS L.P.

Countersigned and Registered by:	By:	ENTERPRISE PRODUCTS GP, LLC, its General Partner

By:

as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts/Transfers to CD Minors
survivorship and not as tenants in common	Act (State)
Additional abbreviations, though not in the above list, may also be used.
FOR VALUE RECEIVED, ____________________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name	(Please insert Social Security or other
and address of Assignee)	identifying number of Assignee)
                    Class B Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                              as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE PRODUCTS PARTNERS L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature) (Signature)

     No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and, if requested by the General Partner pursuant to Section 4.8 of the Partnership Agreement, a Citizenship Certificate has been properly completed and executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Class B Units shall have no duty to the transferee with respect to execution of a Citizenship Certificate in order for such transferee to obtain registration of the transfer of the Class B Units.